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                                                                  EXECUTION COPY













                         AGREEMENT AND PLAN OF REORGANIZATION



                            DATED AS OF SEPTEMBER 15, 1996



                                    BY AND BETWEEN




                              BAXTER INTERNATIONAL INC.



                                         AND



                                ALLEGIANCE CORPORATION







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                                  TABLE OF CONTENTS
                                  -----------------
                                                                            Page
                                                                            ----

ARTICLE I.  DEFINITIONS AND INTERPRETATIONS.................................. 2
    Section 1.1  Definitions................................................. 2
    Section 1.2  Rules of Construction.......................................12

ARTICLE II.  THE SPIN-OFF....................................................13
    Section 2.1  Issuance and Delivery of Allegiance
                   Shares....................................................13
    Section 2.2  Spin-Off of Allegiance Shares...............................13
    Section 2.3  Treatment of Fractional Shares..............................13
    Section 2.4  Baxter Board Action.........................................14
    Section 2.5  Additional Approvals........................................14

ARTICLE III.  TRANSFERS TO AHII..............................................14
    Section 3.1  General.....................................................14
    Section 3.2  Malaysian Glove Factory.....................................14
    Section 3.3  Euromedical.................................................15
    Section 3.4  France......................................................16
    Section 3.5  Germany.....................................................16
    Section 3.6  Malta.......................................................16
    Section 3.7  Mexico......................................................17
    Section 3.8  Canada......................................................18
    Section 3.9  Restrictions on Intercompany Debt...........................19
    Section 3.10  Transfer of Assets.........................................20
    Section 3.11  Transfer of Liabilities....................................20

ARTICLE IV.  TRANSFERS TO AHC................................................20
    Section 4.1  Organization of AHC.........................................20
    Section 4.2  Transferred Assets..........................................20
    Section 4.3  Assumed Liabilities.........................................26

ARTICLE V.  ORGANIZATION OF ALLEGIANCE CORPORATION...........................28
    Section 5.1  Organization of Allegiance..................................28
    Section 5.2  Transfer of Certain Subsidiaries............................28
    Section 5.3  Transfer of Assets..........................................29
    Section 5.4  Transfer of Liabilities.....................................30

ARTICLE VI.  OTHER CLOSING MATTERS...........................................31
    Section 6.1  Instruments of Conveyance...................................31
    Section 6.2  No Representations or Warranties............................31
    Section 6.3  Non-Assignable Contracts....................................32
    Section 6.4  Further Assurances..........................................33
    Section 6.5  Excluded Assets.............................................34
    Section 6.6  Excluded Liabilities........................................35
    Section 6.7  Release of Baxter...........................................35
    Section 6.8  Nominee Shares..............................................35

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ARTICLE VII.  CERTAIN COVENANTS..............................................35
    Section 7.1  Conduct of Allegiance Business
                   Pending the Spin-Off Date.................................35
    Section 7.2  Registration and Listing....................................35
    Section 7.3  Funds Distributed to Baxter.................................36
    Section 7.4  Post-Spin-Off Tax-Related
                   Restrictions..............................................36
    Section 7.5  Insurance Policies and Claims
                   Administration............................................37
    Section 7.6  Intercompany Receivables and
                   Payables and Cash Management..............................41
    Section 7.7  Intercompany Debt True-Up...................................43
    Section 7.8  Agreements Relating to Baxter and
                   Allegiance................................................45
    Section 7.9  Certain Releases............................................45
    Section 7.10  Litigation.................................................45
    Section 7.11  Liability for Previously Delivered
                    Products.................................................46
    Section 7.12  Allegiance Bank Accounts...................................48
    Section 7.13  Unassigned Indemnifiable Contracts.........................48
    Section 7.14  Ad Now Program.............................................48
    Section 7.15  Products at Cost to Dade...................................48
    Section 7.16  Informal, Nondocumented Real Estate
                    Leases...................................................49
    Section 7.17  Rexam Payment..............................................49
    Section 7.18  Clintec Receivables........................................49

ARTICLE VIII.  INTELLECTUAL PROPERTY.........................................50
    Section 8.1  License of Allegiance Intellectual
                   Property to Baxter........................................50
    Section 8.2  License of Baxter Intellectual
                   Property to Allegiance....................................53
    Section 8.3  Use of Baxter Trade Names and
                   Trademarks................................................55

ARTICLE IX.  EMPLOYEES AND EMPLOYEE BENEFITS.................................56
    Section 9.1  Allegiance Employee.........................................56
    Section 9.2  Employment of Allegiance Employees..........................56
    Section 9.3  Terminations/Layoff/Severance...............................57
    Section 9.4  International Allegiance Employees..........................57
    Section 9.5  Employment Solicitation.....................................58
    Section 9.6  WARN Act....................................................58
    Section 9.7  Leave of Absence Policies...................................58
    Section 9.8  Withdrawal From Participation in
                   Baxter Plans and Establishment
                   of Allegiance Plans.......................................59
    Section 9.9  Transfer of Savings Plan Account
                   Balances..................................................59
    Section 9.10  Entitlement to Distributions Under


                                         -ii-

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                                                                            Page
                                                                            ----

                   Pension Plan..............................................60
    Section 9.11  Welfare Benefits Provided Under
                    Allegiance Plans.........................................60
    Section 9.12  Stock Purchase Plan........................................61
    Section 9.13  Workers' Compensation......................................61
    Section 9.14  Vacation Pay Policy........................................62
    Section 9.15  Non-Qualified Deferred Compensation
                    Plans....................................................62
    Section 9.16  Information to Be Provided to
                    Baxter...................................................62
    Section 9.17  Corporate Action; Delegation of
                    Authority................................................62
    Section 9.18  Split-Dollar Life Insurance................................63

ARTICLE X.  ACCESS TO INFORMATION............................................63
    Section 10.1  Access to Information......................................63
    Section 10.2  Production of Witnesses....................................65
    Section 10.3  Provision of Corporate Records.............................65
    Section 10.4  Confidentiality............................................65
    Section 10.5  Privileged Matters.........................................66

ARTICLE XI.  CONDITIONS PRECEDENT TO SPIN-OFF................................67
    Section 11.1  Tax Ruling.................................................67
    Section 11.2  No Actions.................................................67
    Section 11.3  NYSE Listing...............................................68
    Section 11.4  Opinions of Financial Advisor..............................68
    Section 11.5  Consents...................................................68
    Section 11.6  Registration Statement.....................................68
    Section 11.7  New Credit Facility........................................68
    Section 11.8  Pre-Spin-Off Transactions..................................68
    Section 11.9  Ancillary Agreements.......................................68
    Section 11.10  Resignations..............................................68
    Section 11.11  Board Approval............................................68
    Section 11.12  Election of Allegiance Board..............................68
    Section 11.13  Satisfaction of Conditions................................68

ARTICLE XII.  EXPENSES; TAXES................................................69
    Section 12.1  Allocation of Expenses.....................................69
    Section 12.2  Taxes......................................................70
    Section 12.3  Directors' and Officers' Insurance.........................70

ARTICLE XIII.  SURVIVAL, INDEMNIFICATION,CLAIMS AND OTHER MATTERS............71
    Section 13.1  Survival...................................................71
    Section 13.2  Indemnification............................................71
    Section 13.3  Procedure for Indemnification..............................74
    Section 13.4  Direct Claims..............................................76
    Section 13.5  Adjustment of Indemnifiable Losses.........................76
    Section 13.6  Contribution...............................................78


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                                                                            Page
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    Section 13.7  No Third Party Beneficiaries...............................78
    Section 13.8  Release of Pre-Divestiture
                    Liabilities..............................................78

ARTICLE XIV.  DISPUTE RESOLUTION.............................................79
    Section 14.1  Escalation.................................................79
    Section 14.2  Arbitration................................................80
    Section 14.3  Injunctive Relief..........................................80

ARTICLE XV.  MISCELLANEOUS PROVISIONS........................................80
    Section 15.1  Entire Agreement...........................................80
    Section 15.2  Choice of Law..............................................80
    Section 15.3  Amendment; Waiver..........................................81
    Section 15.4  Severability...............................................81
    Section 15.5  Counterparts...............................................81
    Section 15.6  Records Retention..........................................81
    Section 15.7  Beneficiaries..............................................81
    Section 15.8  Notices....................................................82
    Section 15.9  Termination................................................82
    Section 15.10  Performance...............................................82


List of Exhibits
----------------
Exhibit A          -    The Transferred Business
Exhibit B          -    The Transferred Services
Exhibit C          -    Transferred Subsidiaries
Exhibit D          -    Operating Agreements
Exhibit E          -    Tax Sharing Agreement
Exhibit F          -    June 30, 1996 Balance Sheet
Exhibit G          -    Certificate of Incorporation of Allegiance
Exhibit H          -    By-Laws of Allegiance
Exhibit I          -    Allegiance Preferred Share Purchase Rights Plan
Exhibit J          -    Allegiance Board of Directors

                         AGREEMENT AND PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of September 15, 1996, by and between Baxter International Inc., a Delaware corporation ("Baxter"), and Allegiance Corporation, a Delaware corporation ("Allegiance"), and, prior to the Spin-Off (as hereinafter defined), a wholly-owned Subsidiary (as hereinafter defined) of Baxter.

                                 W I T N E S S E T H
                                 - - - - - - - - - -

         WHEREAS, Baxter through its Subsidiaries is engaged, INTER ALIA, in the health care distribution, surgical and respiratory therapy products and health care cost management business (as more fully described in EXHIBIT A hereto, the "Transferred Business");

         WHEREAS, the Board of Directors of Baxter has determined that it would be advisable and in the best interests of Baxter and its stockholders for Baxter
(i) to transfer to Allegiance and/or one or more of its Subsidiaries the business, operations, assets and liabilities related to the Transferred Business, and (ii) to transfer to Allegiance or one or more of its Subsidiaries, the employees and certain liabilities related to the provision of the administrative services and functions set forth in EXHIBIT B hereto (the "Transferred Services") (the Transferred Business and the Transferred Services are hereinafter referred to together as the "Allegiance Business");

         WHEREAS, Baxter has agreed to transfer and assign, or cause to be transferred and assigned, to Allegiance or one or more of its Subsidiaries (i) substantially all of the assets and properties of the Allegiance Business held by Baxter, Baxter Healthcare Corporation, a Delaware corporation ("BHC"), and certain other Subsidiaries of Baxter, and (ii) all of the issued and outstanding shares owned by Baxter and its Subsidiaries of certain of its Subsidiaries as set forth in EXHIBIT C hereto (the "Transferred Subsidiaries"), and Allegiance has agreed to assume, or cause to be assumed by one or more of its Subsidiaries, certain liabilities and obligations arising out of or relating to the Allegiance Business;

         WHEREAS, the Board of Directors of Baxter has determined that it would be advisable and in the best interests of Baxter and its stockholders for Baxter to distribute all of the outstanding shares of Allegiance common stock, par value $1.00 per share (together with the preferred share purchase rights associated therewith, the "Allegiance Common Stock"), on a pro rata basis to the holders of Baxter's common stock, par value $1.00 per share ("Baxter Common Stock"); and

         WHEREAS, on the Spin-Off Date (as hereinafter defined), Baxter will cause the Agent (as hereinafter defined) to distribute in the manner described herein to all holders of record of Baxter Common Stock as of the Record Date (as hereinafter defined), without any consideration being paid by such holders, outstanding shares of Allegiance Common Stock.

         NOW, THEREFORE, in consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Baxter and Allegiance agree as follows:


                     ARTICLE I.  DEFINITIONS AND INTERPRETATIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

         "Actions" means any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

         "Active Allegiance Employee" means any regular full-time or part-time employee of Baxter or one of its Subsidiaries who commences employment with Allegiance or one of its Subsidiaries on the Spin-Off Date.

         "Affiliate" shall mean any Person controlling, controlled by, or under direct or indirect common control with a party hereto. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. After the Spin-Off Date, Allegiance and Baxter shall not be deemed to be under common control for purposes hereof due solely to the fact that Allegiance and Baxter have common shareholders.

         "Agent" means First Chicago Trust Company of New York, the distribution agent appointed by Baxter to distribute shares of Allegiance Common Stock pursuant to the Spin-Off.

         "AHC" has the meaning set forth in SECTION 4.1.

         "AHC Contracts" has the meaning set forth in SECTION 4.2(viii).

         "AHFI" has the meaning set forth in SECTION 3.3.


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         "AHII" has the meaning set forth in SECTION 3.1.

         "AHSB" has the meaning set forth in SECTION 3.2(i).

         "Allegiance Assigned Intellectual Property" has the meaning set forth in SECTION 5.3(i).

         "Allegiance Business" has the meaning set forth in the recitals of this Agreement.

         "Allegiance Canada" has the meaning set forth in SECTION 3.8(iv).

         "Allegiance Common Stock" has the meaning set forth in the recitals of this Agreement.

         "Allegiance Credit Facility" has the meaning set forth in SECTION 7.3.

         "Allegiance Distributable Share" means 0.20 Allegiance Shares.

         "Allegiance Employee" has the meaning set forth in SECTION 9.1.

         "Allegiance Foreign Entity" means any Subsidiary of Baxter that is located or incorporated in a jurisdiction outside of the United States and will, upon consummation of the transactions contemplated by this Agreement, become a Subsidiary of Allegiance.

         "Allegiance France" has the meaning set forth in SECTION 3.4(i).

         "Allegiance Germany" has the meaning set forth in SECTION 3.5(i).

         "Allegiance Indemnified Parties" has the meaning set forth in SECTION 13.2(a).

         "Allegiance Party" has the meaning set forth in SECTION 13.6.

         "Allegiance Products" means those products manufactured by Allegiance or its Subsidiaries (as they would exist immediately following the Spin-Off
Date) (except for products manufactured for Baxter or its Subsidiaries by Allegiance or its Subsidiaries pursuant to the Manufacturing Contracts but including those products manufactured for Allegiance and its Subsidiaries by Baxter or its Subsidiaries pursuant to the Manufacturing Contracts).

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         "Allegiance Retirement Plan" means the defined contribution plan which shall be established by Allegiance after the Spin-Off Date for the benefit of certain eligible employees.

         "Allegiance Share" means one share of Allegiance Common Stock.

         "Allegiance Welfare Plans" means the welfare benefit plans established by Allegiance following the Spin-Off, which provide benefits that correspond to benefits provided under the Baxter Welfare Plans.

         "Assumed Actions" has the meaning set forth in SECTION 7.10(a).

         "Assumed BHC Liabilities" has the meaning set forth in SECTION 4.3.

         "Assumed Liabilities" means any liability or obligation assumed by Allegiance or its Subsidiaries as contemplated by ARTICLES III, IV or V hereof.

         "Balance Sheet" has the meaning set forth in SECTION 4.2(i).

         "Baxter Belgium" has the meaning set forth in SECTION 3.6.

         "Baxter Cafeteria Plans" means the Baxter Healthcare and Dependent Day Care Reimbursement Accounts.

         "Baxter Canada" has the meaning set forth in SECTION 3.8.

         "Baxter Common Stock" has the meaning set forth in the recitals of this Agreement.

         "Baxter Deutschland" has the meaning set forth in SECTION 3.5.

         "Baxter France" has the meaning set forth in SECTION 3.4.

         "Baxter Group" means Baxter and (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Baxter, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with Baxter, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes Baxter, a corporation described in clause (a) of this definition or a trade or business described in clause (b) of this definition, or (d) any other entity which is required to be aggregated with Baxter pursuant to regulations promulgated under Section 414(o) of the Code.

         "Baxter Indemnified Parties" has the meaning set forth in SECTION 13.2(b).

         "Baxter Marks" has the meaning set forth in SECTION 8.3(a).

         "Baxter Panama" has the meaning set forth in SECTION 3.2.

         "Baxter Party" has the meaning set forth in SECTION 13.6.

         "Baxter Pension Plan" means the Baxter International Inc. and Subsidiaries Pension Plan.

         "Baxter Plan" means any employee benefit plan or program maintained by Baxter.

         "Baxter Policy" and "Baxter Policies" have the meanings set forth in
SECTION 7.5(a).

         "Baxter Products" means those products manufactured by Baxter or its Subsidiaries (as they would exist immediately following the Spin-Off Date) (except for products manufactured for Allegiance or its Subsidiaries by Baxter or its Subsidiaries pursuant to the Manufacturing Contracts but including those products manufactured for Baxter and its Subsidiaries by Allegiance or its Subsidiaries pursuant to the Manufacturing Contracts).

         "Baxter Retiree Welfare Plan" means the post-retirement medical portion of the Baxter International Inc. and Subsidiaries Medical Plan and the post-retirement life insurance portion of the Baxter Employee Group Term Life Insurance Plan.

         "Baxter Savings Plan" means the Baxter International Inc. and Subsidiaries Incentive Investment Plan.

         "Baxter Welfare Plans" means the Baxter Medical Plan, the Baxter Long-Term Disability Insurance Plan, the Baxter Personal Accident Insurance Plan, the Baxter Business Travel Accident Insurance Plan, the Group Universal Life Insurance Plan and the Wellness Reimbursement Account.

         "BHC" has the meaning set forth in the recitals of this Agreement.

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         "Biologics" has the meaning set forth in SECTION 8.3(a)(iii).

         "Board of Directors" means the board of directors of the referenced corporation or any duly authorized committee thereof.

         "BPS" has the meaning set forth in SECTION 3.6(iv).

         "BWT" has the meaning set forth in SECTION 3.1.

         "BWTSA" has the meaning set forth in SECTION 3.4(ii).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

         "Chateaubriant Plant" has the meaning set forth in SECTION 3.4.

         "Cirpro" has the meaning set forth in SECTION 3.7(ii).

         "Claims or Losses" means all losses, liabilities, claims, demands, settlements, penalties, fines, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise (including reasonable attorneys' fees and expenses, reasonable consultants' fees and expenses, court costs, any and all expenses reasonably incurred in investigating, preparing for or responding to or defending against any litigation or claim), commenced, made or threatened, and any environmental clean-up or remediation claims and expenses, including any requirements or obligations under CERCLA and any other federal, state or local laws relating to cleanup of hazardous materials.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any applicable state law requiring continuation coverage under a medical plan.

         "Code" means the Internal Revenue Code of 1986, as amended, and except where the context otherwise requires, the regulations promulgated thereunder.

         "Commonly Used Business Information" has the meaning set forth in
SECTION 4.2(vii)(B).

         "Contracts" has the meaning set forth in SECTION 4.2(viii).

         "Convertors" has the meaning set forth in SECTION 3.7(ii).

         "Conveyancing Instruments" has the meaning set forth in SECTION 6.1.

         "Cost Management Business" has the meaning set forth in Exhibit A.

         "CUBI" has the meaning set forth in SECTION 4.2(vii)(B).

         "Dade" has the meaning set forth in SECTION 7.14.

         "Dade Distribution Agreement" has the meaning set forth in SECTION
7.14.

         "Disabled Employee" means each employee who would have been a Domestic Allegiance Employee had he or she not been on a long-term disability leave of absence on the Spin-Off Date.

         "Distribution Business" has the meaning set forth in EXHIBIT A.

         "Divested Businesses" means the businesses previously divested by Baxter or any of its Subsidiaries pursuant to any of the agreements listed on
SCHEDULE 4.2(viii)(A) as "Divestitures."

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euromedical" has the meaning set forth in SECTION 3.3.

         "Euromedical Loan" has the meaning set forth in SECTION 3.2(iii).

         "Eurovac" has the meaning set forth in SECTION 3.6.

         "Exchange Act" has the meaning set forth in SECTION 7.2(i).

         "Excluded Assets" has the meaning set forth in SECTION 6.5.

         "Excluded Liabilities" has the meaning set forth in SECTION 6.6.

         "First Party" has the meaning set forth in SECTION 10.4(b).

         "Foreign Exchange Rate" means, with respect to any currency other than United States dollars, as of any date of determination, the average of the opening bid and asked rates on such date at which such currency may be exchanged for United States dollars as quoted by Bank of America, N.A.

         "German Business" has the meaning set forth in SECTION 3.5.

         "Inactive Employee" means any employee of Baxter or one of its Subsidiaries who immediately prior to the Spin-Off Date is on an approved medical leave of absence or short-term disability leave or is absent from active employment due to occupational illness or injury covered by workers' compensation, but excluding any employee who is classified by Baxter or any of its Subsidiaries as totally and permanently disabled on the Spin-Off Date who is not on workers' compensation.

         "Indemnified Party" means any party who is entitled to receive payment from an Indemnifying Party pursuant to ARTICLE XIII hereof.

         "Indemnifying Party" means any party who is required to pay any other person pursuant to ARTICLE XIII hereof.

         "Indemnity Payment" means the amount an Indemnifying Party is required to pay an Indemnified Party pursuant to ARTICLE XIII hereof.

         "Information" has the meaning set forth in SECTION 10.1(a).

         "Information Statement" has the meaning set forth in SECTION 7.2(i).

         "Insurance Amount" has the meaning set forth in SECTION 12.3.

         "Insurance Charges" has the meaning set forth in SECTION 7.5(d)(i).

         "Insured Claims" means those liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability, premium adjustments (including reserves), retrospectively-rated premium adjustments or retentions, but only to the extent that such liabilities are within applicable Policy limits, including aggregates and deductibles.

         "Intellectual Property Rights" means any and all United States and foreign copyrights, copyright applications and registrations; nonpatented inventions; discoveries; processes; formulations; trade secrets; know-how; technical data; all patent applications and issued patents, including continuations, continuations-in-part, divisionals, reissues, and extensions thereof; and trade names, trademarks, service marks and service names, whether or not registered.

         "Intercompany Receivables or Payables" means any intercompany receivables or payables (other than Loans) arising in the ordinary course of business.

         "IRS" means the Internal Revenue Service.

         "Kit" means an aggregation by Allegiance or Baxter of Baxter, Allegiance and/or third-party products packaged together or repackaged for specific uses and procedures.

         "Lag Adjustment" has the meaning set forth in SECTION 7.7(a).

         "Liability" has the meaning set forth in SECTION 13.8.

         "Licensed Allegiance Intellectual Property" has the meaning set forth in SECTION 8.1(a).

         "Loan" means any intercompany indebtedness for borrowed money.

         "Malaysian Glove Branch" has the meaning set forth in SECTION 3.2.

         "Managed Capital" has the meaning set forth in SECTION 7.7(b).

         "Manufacturing Contracts" means the agreements set forth in EXHIBIT D under the caption "Contract Manufacturing Agreements."

         "Mexicali" has the meaning set forth in SECTION 3.7(i).

         "Mexican BHC Subsidiaries" has the meaning set forth in SECTION
3.7(ii).

         "MTR" has the meaning set forth in SECTION 10.1(b).

         "New Sub" has the meaning set forth in SECTION 3.8(i).

         "NYSE" means the New York Stock Exchange, Inc.

         "Operating Agreements" means the agreements listed on EXHIBIT D hereto regarding the ongoing business and service relationships between Baxter and Allegiance and their respective Affiliates following the Spin-Off.

         "Party" means Baxter or Allegiance.

         "Person" shall mean an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

         "Policies" has the meaning set forth in SECTION 7.5.

         "Pre Spin-Off Claims Administration" has the meaning set forth in
SECTION 7.5(e).

         "Privilege" and "Privileges" have the meanings set forth in SECTION 10.5(a).

         "Privileged Information" has the meaning set forth in SECTION 10.5(a).

         "Products" has the meaning set forth in SECTION 7.11.

         "Quiroproductos" has the meaning set forth in SECTION 3.7(ii).

         "Real Estate Leases" has the meaning set forth in SECTION 4.2(v).

         "Receivables" has the meaning set forth in SECTION 4.2(ii)(A).

         "Record Date" means the date determined by the Board of Directors of Baxter as the record date for the Spin-Off.

         "Registration Statement" has the meaning set forth in SECTION 7.2(i).

         "Repair or Replacement Period" has the meaning set forth in SECTION 7.11(i).

         "Retained Business" means those portions of the business of Baxter and its current Subsidiaries which are not part of the Allegiance Business.

         "Rexam" has the meaning set forth in SECTION 7.17.

         "SEC" means the United States Securities and Exchange Commission.

         "Shared Agreements" has the meaning set forth in
SECTION 7.8(a).

         "Spin-Off" means the distribution of Allegiance Common Stock as a dividend to holders of Baxter Common Stock on the basis provided for in ARTICLE II hereof, which shall be effective as of the Spin-Off Date.

         "Spin-Off Date" means the date determined by the Board of Directors of Baxter as the date on which the Allegiance Shares are payable to holders of Baxter Common Stock as of the Record Date.

         "Subsidiary" means, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

         "Surgical Business" has the meaning set forth in EXHIBIT A.

         "Tax Sharing Agreement" means the Tax Sharing Agreement in substantially the form attached as EXHIBIT E hereto.

         "Taxes" means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind.

         "Transferred Accounts" has the meaning set forth in SECTION 9.9.

         "Transferred Actions" has the meaning set forth in SECTION 7.10(b).

         "Transferred Assets" means any of the assets transferred to Allegiance, AHC, AHII or any of their Subsidiaries as contemplated by ARTICLES III, IV and V hereof.

         "Transferred BHC Assets" has the meaning set forth in SECTION 4.2.

         "Transferred Business" has the meaning set forth in the recitals of this Agreement and in EXHIBIT A.

         "Transferred Services" has the meaning set forth in the recitals of this Agreement.

         "Transferred Subsidiaries" has the meaning set forth in the recitals of this Agreement.

         "Unassigned Indemnifiable Contracts" has the meaning set forth in
SECTION 7.13(a).

         "Unbudgeted Transfer Adjustment" has the meaning set forth in SECTION 7.7(a).

         "WARN Act" has the meaning set forth in SECTION 9.6.

         Section 1.2 RULES OF CONSTRUCTION. (a) In This Agreement, unless a clear contrary intention appears:

         (i)  the singular number includes the plural number and vice versa;

         (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by This Agreement;

         (iii)  reference to any gender includes the other gender;

         (iv) reference to any Section or Exhibit or Schedule means such Section of this Agreement or such Exhibit or Schedule to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

         (v) "herein", "hereunder", "hereof", "hereto", and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

         (vi) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (vii) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including";

         (viii) accounting terms used herein shall have the meanings historically attributed to them by Baxter and its Subsidiaries prior to the Spin-Off;

         (ix) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits (other than Exhibit E) or Schedules hereto, the provisions of the body of this Agreement shall control; and

         (x) the headings contained in this Agreement have been inserted for convenience of reference only and are not to be used in construing this Agreement.

         (b) This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party shall not apply to any construction or interpretation hereof.


                              ARTICLE II.  THE SPIN-OFF

         On the Spin-Off Date, the Allegiance Shares shall be distributed as follows:

         Section 2.1 ISSUANCE AND DELIVERY OF ALLEGIANCE SHARES. Allegiance shall issue to Baxter the number of Allegiance Shares required so that the total number of Allegiance Shares held by Baxter on the Spin-Off Date is equal to the total number of Allegiance Shares distributable pursuant to SECTION 2.2. Baxter shall deliver to the Agent one or more stock certificates representing all of the Allegiance Shares then issued and outstanding, together with one or more stock power(s) duly endorsed in blank. In its capacity as Allegiance's transfer agent, the Agent will transfer and distribute such shares in the manner described in SECTION 2.2 below.

         Section 2.2 SPIN-OFF OF ALLEGIANCE SHARES. Allegiance shall provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Spin-Off. Baxter shall instruct the Agent (i) to distribute to all holders of record of Baxter Common Stock as of the Record Date the Allegiance Distributable Share for each share of Baxter Common Stock outstanding and held of record by such holder as of the Record Date, and (ii) to deliver to Allegiance, as a contribution to Allegiance, all of the remaining Allegiance Shares, if any, then held by the Agent. Any such returned Allegiance Shares shall be canceled immediately by Allegiance, and the Board of Directors of Allegiance shall take appropriate action so that such returned shares shall not constitute treasury shares. All of the distributed Allegiance Shares shall be validly issued, fully paid and nonassessable and shall be free of any preemptive rights.

         Section 2.3 TREATMENT OF FRACTIONAL SHARES. No certificates or scrip representing fractional Allegiance Shares shall be issued in the Spin-Off. In lieu of receiving fractional shares, each holder of Baxter Common Stock who would otherwise be entitled to receive a fractional Allegiance Share pursuant to the Spin-Off will receive cash for such fractional share. Baxter and

Allegiance shall instruct the Agent to determine the number of whole Allegiance Shares and fractional Allegiance Shares allocable to each holder of record of Baxter Common Stock as of the Record Date, to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of holders who would otherwise be entitled to receive fractional share interests, and the Agent shall distribute to each such holder such holder's ratable share of the total proceeds of such sale after making appropriate deductions of any amounts required for Federal tax withholding purposes and after deducting any taxes attributable to the sale of such fractional share interests. Baxter shall bear the costs of commissions incurred in connection with such sales.

         Section 2.4 BAXTER BOARD ACTION. The Board of Directors of Baxter shall, in its discretion, determine the Record Date and the Spin-Off Date and all appropriate procedures in connection with the Spin-Off. The Board of Directors of Baxter shall also have the right to adjust at any time prior to the Spin-Off Date the Allegiance Distributable Share. The consummation of the transactions provided for in this ARTICLE II shall only be effected after the Spin-Off has been declared by the Board of Directors of Baxter and after all of the conditions set forth in ARTICLE XI hereof shall have been satisfied or waived by Baxter.

         Section 2.5 ADDITIONAL APPROVALS. Baxter shall cooperate with Allegiance in effecting, and if so requested by Allegiance, Baxter shall, as the sole stockholder of Allegiance prior to the Spin-Off, ratify any actions which are reasonably necessary or desirable to be taken by Allegiance to effectuate, the transactions referenced in or contemplated by this Agreement in a manner consistent with the terms of this Agreement.


                           ARTICLE III.  TRANSFERS TO AHII

         Section 3.1 GENERAL. Prior to or promptly following the execution of this Agreement, Baxter shall cause to be incorporated, under the General Corporation Law of Delaware, Allegiance Healthcare International Inc. ("AHII") as a wholly owned Subsidiary of Baxter World Trade Corporation, a Delaware corporation ("BWT") and a wholly-owned Subsidiary of Baxter. AHII shall be qualified as a foreign corporation under the Business Corporation Act of Illinois. Subject to the terms and conditions of this Agreement, Baxter and Allegiance hereby agree to take or cause to be taken any and all actions necessary to effect the transactions described in this ARTICLE III, with each transaction occurring at the approximate times and in the order described in
SCHEDULE 3.1.

         Section 3.2 MALAYSIAN GLOVE FACTORY. Baxter and Allegiance hereby agree to take any and all actions necessary to effect the transfer to AHII of all of the right, title and interest of Panama Healthcare S.A. (Panama), a Panamanian corporation and a wholly-owned Subsidiary of BWT ("Baxter Panama"), in the Baxter Panama branch in Malaysia that produces gloves and all of the assets and liabilities related thereto (the "Malaysian Glove Branch"), as follows:

         (i) Allegiance Healthcare Sdn. Bhd. ("AHSB") shall be incorporated as a Subsidiary of Baxter Panama;

         (ii) Baxter Panama shall declare a U.S.$100,000,000 dividend, U.S.$50,000,000 of which shall be payable on the Spin-Off Date and the remainder of which shall be payable to BWT on or before January 31, 1997;

         (iii) AHSB shall borrow 10 million Malaysian ringgits (the "Euromedical Loan") from Euromedical Industries Senderihan Berhad, a Malaysia corporation ("Euromedical");

         (iv) Baxter Panama shall transfer to AHSB all of its right, title and interest in and to the Malaysian Glove Branch in return for AHSB stock and the agreement by AHSB to pay to Baxter Panama on the Spin-Off Date U.S.$90,000,000;

         (v)  AHII shall borrow U.S.$1,000 from BWT;

         (vi) Baxter Panama shall transfer to BWT all of its right, title and interest in and to the capital stock of AHSB;

         (vii) BWT shall transfer to AHII all of its right, title and interest in and to the capital stock of AHSB in exchange for 84 shares of AHII voting common stock and 84 shares of AHII non-voting preferred stock and U.S.$1,000 in cash; and

         (viii)  Contemporaneously with or immediately before the Spin-Off
    (1) AHII shall repay U.S.$1,000 to BWT, and (2) AHSB shall borrow from Allegiance U.S.$90,000,000 and use the proceeds of such indebtedness towards the repayment of all debt owed to Baxter Panama.

         Section 3.3 EUROMEDICAL. Baxter and Allegiance hereby agree to take any and all actions necessary to effect the transfer to AHII of all the right, title and interest in

Euromedical Industries Senderihan Berhad, a Malaysian corporation
("Euromedical"), held by AHFI/Netherlands B.V., a Dutch corporation and a wholly-owned Subsidiary of BWT ("AHFI"), as follows:

         (i)  AHFI shall be liquidated into BWT;

         (ii) Baxter World Trade, S.A., a Belgium corporation ("BWTSA"), shall pay 10,123,410.96 ringgits to Euromedical in satisfaction of existing intercompany debt;

         (iii) BWT shall transfer to AHII all of BWT's right, title and interest in and to the capital stock of Euromedical in exchange for four shares of AHII voting common stock and four shares of AHII nonvoting preferred stock; and

         (iv)  Euromedical makes the Euromedical Loan.

         Section 3.4 FRANCE. Baxter and Allegiance hereby agree to take any and all actions necessary to effect the transfer to AHII of all of the right, title and interest of Baxter S.A. (France) ("Baxter France") in the Chateaubriant manufacturing facility and all of the assets and liabilities related thereto (the "Chateaubriant Plant") as follows:

         (i) AHII shall form Allegiance Sante S.A. ("Allegiance France") as a French corporation and a wholly-owned Subsidiary of AHII;

         (ii)  BWT shall contribute U.S.$3,912,828.13 to AHII as equity;

         (iii) AHII shall contribute 19,750,000 FF to Allegiance France as equity; and

         (iv) Allegiance France shall pay 17,710,000 FF to Baxter France to purchase the Chateaubriant Plant.

         Section 3.5 GERMANY. Baxter and Allegiance hereby agree to take any and all actions necessary to effect the transfer to AHII of all of the right, title and interest of Baxter Deutschland GmbH ("Baxter Deutschland") in certain German assets and liabilities related to the Allegiance Business (the "German Business") as follows:

         (i) AHII shall incorporate Allegiance Healthcare Deutschland GmbH ("Allegiance Germany") with 56,000 DM as equity;

         (ii)  BWT shall contribute U.S.$83,919.73 to AHII as equity;

         (iii) AHII shall contribute 123,790 DM to Allegiance Germany as equity; and

         (iv) Allegiance Germany shall acquire from Baxter Deutschland the German Business and 100,000 DM in cash.

         Section 3.6 MALTA. Baxter and Allegiance hereby agree to take any and all actions necessary to effect the transfer to AHII of all of the right, title and interest in Eurovac Ltd., a Malta corporation ("Eurovac") held by Baxter S.A., a Belgium corporation ("Baxter Belgium"), as follows:

         (i) BWT shall loan U.S.$3,691,258.76 to AHII, which shall be due on the Spin-Off Date;

         (ii)  AHII shall loan 17,147,331.67 FF to Eurovac;

         (iii) Eurovac shall pay 17,147,331.67 FF to Baxter Limited, a Malta corporation, in satisfaction of an existing loan;

         (iv) Baxter Belgium shall distribute as a dividend all of the capital stock of Eurovac to its two stockholders (BWT and Baxter Pharmacy Services, a Delaware corporation and a wholly owned
    Subsidiary of BWT ("BPS"));

         (v) BPS shall distribute as a dividend to BWT all of the capital stock of Eurovac held by it;

         (vi) BWT shall transfer to AHII all of its right, title and interest in and to the capital stock of Eurovac in exchange for one share of AHII voting common stock and one share of AHII non-voting preferred stock and U.S.$1,000 in cash; and

         (vii) AHII shall repay U.S.$3,691,258.76, plus accrued interest of U.S.$17,225, to Baxter.

         Section 3.7 MEXICO. Baxter and Allegiance hereby agree to take any and all actions necessary to effect the transfer to AHII of all of the right, title and interest in certain Mexican corporations held by BHC and BWT as follows:

         (i) BWT shall transfer all of its right, title and interest in the capital stock in Productos Urologos de Mexico S.A. de C.V., a Mexico corporation and a wholly-owned Subsidiary of BWT ("Mexicali"), to AHII in exchange for four shares of AHII voting common stock, four shares of AHII non-voting preferred stock and $1,000 in cash (and for Mexican tax purposes the value of the stock of Mexicali shall be considered equal to its Mexican tax basis);

         (ii) BHC shall distribute all of its rights, title and interest in the capital stock in Cirpro de Delicias S.A. de C.V., a Mexico corporation and a wholly owned Subsidiary of BHC ("Cirpro"), Quiroproductos de Cuauhtemoc, S.A. de C.V., a Mexico corporation and a wholly owned Subsidiary of BHC ("Quiroproductos"), Convertors de Mexico S.A. de C.V., a Mexico corporation and a wholly owned Subsidiary of BHC ("Convertors"), and Cirmex de Chihuahua S.A. de C.V., a Mexico corporation and a wholly owned Subsidiary of BHC (together with Cirpro, Quiroproductos and Convertors, the "Mexican BHC Subsidiaries"), to Baxter (and for Mexican tax purposes the value of the stock of the Mexican BHC Subsidiaries shall be considered equal to their Mexican tax bases);

         (iii) Baxter shall transfer all of its right, title and interest in the capital stock of the Mexican BHC Subsidiaries to AHII in exchange for four shares of AHII voting common stock, four shares of AHII non-voting preferred stock and U.S.$4,000 in cash (and for Mexican tax purposes the value of the stock of the Mexican BHC Subsidiaries shall be considered equal to their Mexican tax bases); and

         (iv) The documentation with respect to the stock transfers contemplated by this SECTION 3.7 provide or will provide that requests to exempt such transfers from certain Mexican taxes are pending and that in the event that confirmation of such exemption is not received that such initial transfer will be deemed null and void. In such event, such transfers will be redocumented in the most appropriate manner to accomplish the purposes of this SECTION 3.7 and Baxter and Allegiance shall take or cause to be taken any and all actions necessary to provide to Allegiance all of the benefits of beneficial ownership of the stock referred to in this SECTION 3.7 from the intended date of transfer through the date upon which such transfer is finally consummated.

         Section 3.8 CANADA. Baxter and Allegiance hereby agree to take any and all actions necessary to effect the transfer to AHII of all of the right, title and interest in the Allegiance Business held by Baxter Corporation, a Canada corporation and a wholly owned Subsidiary of BWT ("Baxter Canada"), as follows:

         (i) Baxter Canada shall form Allegiance Healthcare Canada Inc. ("New Sub") under the laws of Canada and shall contribute to it all of the right, title and interest of Baxter Canada in the Allegiance Business plus Can $38,000,000 of intercompany indebtedness owed by Baxter Canada to BWTSA in exchange for 1,000 Common Shares of New Sub and the assumption of certain liabilities;

         (ii) Baxter Canada shall adopt a new charter pursuant to which Baxter Canada will exchange all of its outstanding capital stock held by BWT for 1,000 Class A Shares and 10,000 Class B Shares;

         (iii) BWT shall transfer to AHII all of BWT's holdings of Class B Shares in exchange for four shares of AHII voting common stock and four shares of AHII non-voting preferred stock;

         (iv) AHII shall form 3289559 Canada Inc. under the laws of Canada ("Allegiance Canada") and shall transfer to Allegiance Canada all of the Class B Shares in exchange for 1,000 shares of Allegiance Canada common stock;

         (v) Baxter Canada shall transfer to Allegiance Canada all of the outstanding capital stock of New Sub in exchange for 10,000 Preference Shares of Allegiance Canada;

         (vi) Allegiance Canada shall redeem all of its outstanding Preference Shares in exchange for its promissory note in the principal amount of Can$19,000,000;

         (vii) Baxter Canada shall redeem all of its outstanding Class B Shares from Allegiance Canada in exchange for its promissory note in the principal amount of Can$19,000,000;

         (viii) Baxter Canada and Allegiance Canada shall exchange each other's promissory notes, and such promissory notes shall be canceled;

         (ix)  New Sub shall amalgamate with Allegiance Canada;

         (x) AHII shall borrow the U.S. dollar equivalent of Can$38,000,000 from Baxter;

         (xi) Allegiance Canada shall borrow Can$38,000,000 from AHII and use the proceeds of such indebtedness to repay the intercompany indebtedness of New Sub to BWTSA assumed by Allegiance Canada pursuant to the amalgamation; and

         (xii) AHII shall repay to Baxter the U.S. dollar equivalent of Can$38,000,000.

         Section 3.9 RESTRICTIONS ON INTERCOMPANY DEBT. Neither Baxter nor any Affiliate of Baxter shall make any Loan, other than in the ordinary course of business, to any Allegiance Foreign Entity from August 26, 1996 through the Spin-Off Date, except as specifically contemplated by this Agreement.

         Section 3.10 TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, Baxter hereby agrees to convey, assign, transfer, contribute and set over, or cause to be conveyed, assigned, transferred, contributed and set over, to AHII on or prior to the Spin-Off Date, all of BWT's right, title and interest in and to all assets, tangible or intangible, including all goodwill, which are exclusive to the operations of the Allegiance Business.

         Section 3.11 TRANSFER OF LIABILITIES. Subject to the terms and conditions of this Agreement, Allegiance shall cause AHII to assume, effective as of the Spin-Off Date, and pay, comply with and discharge all contractual and other obligations of BWT arising out of or relating to the Allegiance Business or any Divested Business and/or any past or present facilities used primarily in connection with the Allegiance Business or any Divested Business, whether accrued, absolute, contingent or otherwise, and whether due or to become due, whether existing on the date hereof or arising at any time or from time to time after the date hereof, and whether based on circumstances, events or actions arising heretofore or hereafter, whether or not such obligations shall have been disclosed herein, and whether or not reflected on the books and records or Balance Sheet of Allegiance.


                            ARTICLE IV.  TRANSFERS TO AHC

         Section 4.1 ORGANIZATION OF AHC. Prior to or promptly following the execution of this Agreement, Baxter shall cause to be incorporated, under the General Corporation Law of Delaware, Allegiance Healthcare Corporation ("AHC") as a wholly owned Subsidiary of BHC. AHC shall be qualified as a foreign corporation under the corporation laws of each state where the ownership of its assets or conduct of its business makes such qualification necessary.

         Section 4.2 TRANSFERRED ASSETS. Subject to the terms and conditions of this Agreement, Baxter shall cause to be conveyed, assigned, transferred, contributed and set over to AHC on or prior to the Spin-Off Date, and Allegiance shall cause AHC to accept and receive on or prior to the Spin-Off Date all right, title and interest (except as noted in SECTION 4.2(vii)(B) below) of BHC in and to the tangible and intangible assets, properties, rights and interests of the Allegiance Business (all of such assets being hereinafter referred to as the "Transferred BHC Assets"), including the following:

         (i) BALANCE SHEET ASSETS. All assets reflected or disclosed on the unaudited balance sheet of the Allegiance Business as of June 30, 1996 attached as EXHIBIT F hereto, (the "Balance Sheet"), including all machinery, equipment, furniture and other tangible personal property, whether owned or leased, used primarily in the operation of the Allegiance Business, subject to acquisitions, dispositions and adjustments in the ordinary course of the Allegiance Business, consistent with past practice, after such date;

         (ii)  RECEIVABLES.

              (A) All accounts receivable, notes receivable, lease receivables, prepayments (other than prepaid insurance), advances and other receivables arising out of or produced by the Allegiance Business and owing by any persons (the "Receivables");

              (B) all cash payments received after the Spin-Off Date on account of the Receivables;

              (C) all manufacturers' warranties or guarantees related to the Transferred BHC Assets or related to any of the Assumed BHC Liabilities; and

              (D) any and all manufacturers' or third party service replacement programs relating to the Transferred BHC Assets;

         (iii)  INVENTORIES.

              (A) All work-in-process, finished goods and spare parts inventory of Allegiance Products, other than (x) Allegiance Products transferred to BWT or one of its Subsidiaries for distribution outside the United States and (y) Allegiance Products manufactured by Baxter or one of its Subsidiaries pursuant to the Manufacturing Contracts and with respect to which title has not yet passed to Allegiance pursuant to the terms of the Manufacturing Contracts;

              (B) all raw materials inventory related to Allegiance Products other than Allegiance Products manufactured by Baxter or one of its Subsidiaries pursuant to the Manufacturing Contracts; and

              (C) all supplies, packaging and other inventories related to the Allegiance Business but excluding any such items in the possession of Baxter or its Subsidiaries that relate to Allegiance Products manufactured by Baxter or one of its Subsidiaries pursuant to the Manufacturing Contracts.

         (iv)  OWNED REAL PROPERTY.  Those certain parcels of land set forth on
    SCHEDULE 4.2(iv) hereto, together with any and all buildings, plants and other structures and improvements thereon, any and all rights and privileges pertaining thereto or to any of such buildings, plants or other structures or improvements, including, without limitation, ownership interests, easements, permits, licenses, rights of way, leases, purchase and option agreements with respect to real property, and, to the extent constituting real property, any and all fixtures, machinery, equipment and other property attached thereto or located thereon (other than equipment and furniture located in property to be retained by Baxter or its Subsidiaries hereunder) and all other rights and interests of any nature in and to any other real estate of the Allegiance Business;

         (v) REAL PROPERTY LEASES. Those certain real estate leases set forth on SCHEDULE 4.2(v) hereto (the "Real Estate Leases") and any and all improvements, fixtures, machinery, equipment and other property located on the premises demised under such Real Estate Leases (other than equipment and furniture located in property to be retained by Baxter or its Subsidiaries hereunder);

         (vi) VEHICLES. All vehicles used primarily in connection with the Allegiance Business, including those set forth on SCHEDULE 4.2(vi) hereto, whether owned or leased;

         (vii)  TRADE SECRETS AND KNOW-HOW.

              (A) All business and technical information, nonpatented inventions, copyrights, discoveries, processes, formulations, trade secrets, know-how and technical data to the extent used exclusively in connection with the Allegiance Business including those set forth on
         SCHEDULE 4.2(vii) hereto and the trade secrets and technical documentation listed in SCHEDULE 8.1(a), and all rights which are associated with the foregoing, including, without limitation: (1) the right to sue, recover and retain such recoveries for infringement of the foregoing prior to the Spin-Off Date; (2) the right to continue in the name of Baxter and its Subsidiaries any pending actions relating to the foregoing, and to recover and retain any damages therefrom, provided, however, that to the extent that such recoveries relate to infringements of both Baxter Products and Allegiance Products, such recoveries shall be apportioned between Baxter and Allegiance on a pro-rata basis based on the relative damages suffered by each, after reimbursement of each Parties' costs and expenses incurred in obtaining such recoveries; (3) the assignment of all business and technical information, nonpatented inventions, discoveries, processes, formulations, trade secrets, know-how and technical data made or conceived by employees, consultants or contractors of Baxter or its Subsidiaries as to which BHC or its Subsidiaries have rights under any agreement or otherwise relating to the foregoing; (4) the assignment of all business and technical information, nonpatented inventions, discoveries, processes, formulations, trade secrets, know-how and technical data made or conceived by third parties as to which BHC or its Subsidiaries have rights pursuant to executory agreements with said third parties relating to the foregoing; and (5) all permits, grants, contracts, agreements and licenses running to or from BHC or its Subsidiaries relating to the foregoing. As of the Spin-Off Date, and except as permitted pursuant to the terms and conditions of
         SECTION 8.1 herein, Baxter and its Subsidiaries shall cease all use of the foregoing, and Baxter agrees to terminate any license granted to its Subsidiaries with respect to the foregoing.

              (B) An undivided joint ownership interest, without a right of accounting, in all business and technical information, nonpatented inventions, copyrights, discoveries, processes, formulations, trade secrets, know-how and technical data to the extent used in connection with the Allegiance Business, with the exception of the Licensed Allegiance Intellectual Property and the Licensed Baxter Intellectual Property (hereinafter, the "Commonly Used Business Information" or "CUBI"), including those set forth on
         Schedule 4.2(vii) hereto (with the exception of those intellectual property rights subject to SECTION 4.2(vii)(A)), and all rights which are associated with the foregoing, including, without limitation: (1) the right to sue, recover and retain such recoveries for infringement in respect of the Allegiance Business of the foregoing prior to the Spin-Off Date; (2) the right to continue in the name of Baxter and its Subsidiaries any pending actions relating to the foregoing, and to recover and retain any damages therefrom in respect of the Allegiance Business, provided, however, that to the extent that such recoveries relate to infringements of both Baxter Products and Allegiance Products, such recoveries shall be apportioned between Baxter and Allegiance on a pro-rata basis based on the relative damages suffered by each, after reimbursement of each Parties' costs and expenses incurred in obtaining such recoveries; (3) the assignment of an undivided joint ownership interest, without a right of accounting, in inventions and all business and technical information, nonpatented inventions, discoveries, processes, formulations, trade secrets, know-how and technical data made or conceived by employees, consultants or contractors of Baxter or its Subsidiaries as to which BHC or its Subsidiaries have rights under any agreement or otherwise relating to the foregoing; (4) the assignment of an undivided joint ownership interest, without a right of accounting, in all business and technical information, nonpatented inventions, discoveries, processes, formulations, trade secrets, know-how and technical data made or conceived by third parties in connection with the Allegiance Business as to which BHC or its Subsidiaries have rights pursuant to executory agreements with said third parties; and (5) all permits, grants, contracts, agreements and licenses running to or from BHC or its Subsidiaries in connection with the Allegiance Business relating to the foregoing. Because the CUBI is also used by Baxter or its Subsidiaries in connection with businesses other than the Allegiance Business, Allegiance acknowledges that Baxter retains an undivided joint ownership interest, without a right of accounting, in the CUBI to the extent such CUBI relates to businesses other than the Allegiance Business.

         (viii) CONTRACTS. All of the following contracts, agreements, arrangements, leases (other than Real Estate

    Leases), manufacturers' warranties, memoranda, understandings and offers open for acceptance of any nature, whether written or oral (the "Contracts") (such Contracts being referred to as the "AHC Contracts"):

              (A) all Contracts related to acquisitions or divestitures of assets or stock related primarily to the Allegiance Business, including Contracts related to the transactions set forth on
         SCHEDULE 4.2(viii)(A) hereto, except to the extent any such Contracts relate to the Retained Business and except to the extent indicated on SCHEDULE 4.2(viii)(A);

              (B) all Contracts with customers exclusive to the Allegiance Business and all Contracts with customers in the categories set forth on SCHEDULE 4.2(viii)(B) hereto;

              (C) all customer leases under which the underlying equipment is the primary marketing responsibility of Allegiance, including those equipment categories set forth on SCHEDULE 4.2(viii)(C) hereto;

              (D) all government Contracts exclusive to the Allegiance Business, including those set forth on SCHEDULE 4.2(viii)(D) hereto;

              (E) all supplier Contracts exclusive to the Allegiance Business relating either to raw materials or distributed products, including those in the categories set forth on SCHEDULE 4.2(viii)(E) hereto;

              (F) all joint development and confidentiality Contracts exclusive to the Allegiance Business, including those set forth on SCHEDULE 4.2(viii)(F) hereto;

              (G) all consulting Contracts exclusive to the Allegiance
         Business;

              (H) all dealer management Contracts and alternate distribution Contracts, including those set forth on
         SCHEDULE 4.2(viii)(H);

              (I) all manufacturing Contracts exclusive to the Allegiance Business;

              (J) the telecommunications Contracts exclusive to the Allegiance Business, including those set forth on SCHEDULE 4.2(viii)(J) hereto;

              (K) the Shared Contracts set forth on SCHEDULE 7.8 hereto that are designated as being assigned to Allegiance; and

              (L) all other Contracts exclusive to the Allegiance
         Business.

         (ix) PERMITS AND LICENSES. All permits, approvals, licenses, franchises, authorizations or other rights granted by any federal, state, local or foreign governmental authority held or applied for by Baxter and its Subsidiaries and which are exclusively used in the Allegiance Business or which relate exclusively to the Transferred BHC Assets or any of the Transferred Subsidiaries, and all other consents, grants, and other rights that are used exclusively, for the lawful ownership of the Transferred BHC Assets or the operation of the Allegiance Business and that are legally transferable to AHC;

         (x) CLAIMS AND INDEMNITIES. All rights, claims, demands, causes of action, judgments, decrees and rights to indemnity or contribution, whether contractual or otherwise, in favor of BHC arising out of the Allegiance Business, including those set forth on SCHEDULE 4.2(x) hereto;

         (xi) SUBSIDIARIES, JOINT VENTURES AND MINORITY INTERESTS. All shares of capital stock or equity or debt or other interests owned by Baxter or its Subsidiaries in the Subsidiaries, joint ventures and minority investments set forth on SCHEDULE 4.2(xi) hereto;

         (xii) BOOKS AND RECORDS. All books and records (including all records pertaining to customers, suppliers and personnel) wherever located, that relate primarily to the operation of the Allegiance Business;

         (xiii) SUPPLIES. All office supplies, production supplies, spare parts, purchase orders, forms, labels, shipping material, art work, catalogues, sales brochures, operating manuals and advertising and promotional material and all other printed or written material that relate primarily to the operation of the Allegiance Business;

         (xiv) SOFTWARE. All (A) software installed on the mainframe computer located in Building G at McGaw Park, Illinois, except for the software set forth on SCHEDULE 4.2(xiv) hereto, (B) software based on AS400 and other mid-range hardware included in the Transferred BHC Assets, (C) PC-based software located on hardware included in the Transferred BHC Assets, (D) Restrac software and the scanning equipment related thereto, (E) Compliance Systems Software, and (F) any Contracts related to the aforementioned software; and

         (xv) OTHER ASSETS. All other assets, tangible or intangible, including all goodwill, which are exclusive to the operations of, or otherwise relate exclusively to, the Allegiance Business.

         Section 4.3  ASSUMED LIABILITIES.  Except as expressly limited in this
ARTICLE IV, Allegiance shall cause AHC to assume, effective as of the Spin-Off Date, and pay, comply with and discharge all contractual and other obligations and liabilities of BHC arising out of or relating to the Allegiance Business or any Divested Business and/or any of the past or present facilities of BHC used primarily in connection with the Allegiance Business or any Divested Business, whether accrued, unrecorded, absolute, contingent or otherwise, and whether due or to become due, including:

         (i) All of the liabilities of BHC (excluding, except as provided in SECTION 4.3(ii), Loans owed to Baxter or any of its Subsidiaries) which are reflected, disclosed or reserved for on the Balance Sheet, as such liabilities may be increased or reduced in the operation of the Allegiance Business from the date of the Balance Sheet through the Spin-Off Date in the ordinary course of business consistent with past practice;

         (ii) The Loans of BHC held by BWT and the Loans of BHC held by Baxter set forth on SCHEDULE 4.3(ii) hereto;

         (iii) All liabilities and obligations of BHC in connection with workers compensation claims relating to facilities transferred to AHC;

         (iv) All liabilities and obligations of BHC under or related to the Real Estate Leases and the AHC Contracts, such assumption to occur as (i) assignee if such Real Estate Leases and AHC Contracts are assignable and are assigned or otherwise transferred to AHC, or (ii) subcontractor, sublessee or sublicensee as provided in SECTION 6.3 below if assignment of such Real Estate Leases and AHC Contracts and/or the proceeds thereof is prohibited by law, by the terms thereof or not permitted by the other contracting party;

         (v) All warranty, performance and similar obligations entered into or made by BHC prior to the Spin-Off Date with respect to the products or services of the Allegiance Business;

         (vi) All liabilities and obligations of BHC related to any and all Actions asserting a violation of any law, rule or regulation related to or arising out of the operations of the Allegiance Business, whether before or after the Spin-Off Date and the liabilities relating to any Assumed Actions;

         (vii) All liabilities and obligations of BHC arising under (A) CERCLA and any other federal, state or local laws regarding the management, control and cleanup of hazardous materials (including off-site waste disposal liabilities) or (B) the Occupational Safety and Health Act or similar state laws or regulations, in either case relating to or arising out of the operations of the Allegiance Business, whether before or after the Spin-Off Date, including those set forth on SCHEDULE 4.3(vii) hereto;

         (viii) All liabilities and obligations of BHC under any mortgage interest subsidy program on behalf of any Allegiance Employee;

         (ix) All liabilities associated with the transfer of assets from the Baxter Savings Plan to the Allegiance Savings Plan;

         (x) The inventory payables from Baxter's U.S. Distribution business to Baxter's Cardiovascular Group and IV Systems division existing on the Spin-Off Date; and

         (xi) All other liabilities and obligations of BHC relating to the Allegiance Business or any Divested Business, whether existing on the date hereof or arising at any time or from time to time after the date hereof, and whether based on circumstances, events or actions arising heretofore or hereafter, whether or not such obligations shall have been disclosed herein, and whether or not reflected on the books and records or Balance Sheet.

         The liabilities and obligations described in this SECTION 4.3 are referred to in this Agreement collectively as the "Assumed BHC Liabilities."

                  ARTICLE V.  ORGANIZATION OF ALLEGIANCE CORPORATION

         Section 5.1 ORGANIZATION OF ALLEGIANCE. Baxter and Allegiance shall take any and all action necessary so that, at the Spin-Off Date, the Certificate of Incorporation and By-laws of Allegiance shall be in the forms attached hereto as EXHIBITS G and H, respectively. Prior to the Spin-Off Date, the Board of Directors of Allegiance shall adopt a preferred share purchase rights plan in substantially the form attached hereto as EXHIBIT I. At the Spin-Off Date, the Allegiance Board of Directors shall consist of, and Baxter and Allegiance shall take all actions which may be required to elect or otherwise appoint as directors of Allegiance on or prior to the Spin-Off Date, the persons named on EXHIBIT J. Following the transfers of Subsidiaries contemplated by SECTION 5.2, Allegiance shall take appropriate action to be qualified as a foreign corporation under the Business Corporation Act of Illinois.

         Section 5.2 TRANSFER OF CERTAIN SUBSIDIARIES. Baxter and Allegiance hereby agree to take, or cause to be taken, any and all actions necessary to effect the following transactions, on or prior to the Spin-Off Date and at the approximate times described in SCHEDULE 3.1:

         (i) BWT shall distribute as a dividend to Baxter all of BWT's right, title and interest in and to the common stock of AHII;

         (ii) Baxter shall transfer to Allegiance all of Baxter's right, title and interest in and to the common stock of AHII; and

        (iii) BHC shall distribute as a dividend to Baxter all of BHC's right, title and interest in and to the common stock of AHC; and

         (iv) Baxter shall contribute to Allegiance all of Baxter's right, title and interest in and to the common stock of AHC.

         Section 5.3 TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, Baxter hereby agrees to convey, assign, transfer, contribute and set over, or cause to be conveyed, assigned, transferred, contributed and set over, to Allegiance on or prior to the Spin-Off Date, all of Baxter's right, title and interest in and to the following assets:

         (i) INTELLECTUAL PROPERTY. (A) The foreign and domestic Intellectual Property Rights relating primarily to or used exclusively in the Allegiance Business including the Intellectual Property Rights set forth below:

                   (1) the patents and patent applications and invention records set -forth on SCHEDULE 5.3(i)(A)(1) hereto, including any continuations, continuations-in-part, divisions, renewals, reissues and extensions thereof;

                   (2) the unregistered copyrights and copyright applications and registrations set forth on SCHEDULE 5.3(i)(A)(2) hereto; and

                   (3) the trade names, trademarks, service marks and service names, whether or not registered, including those set forth on
              SCHEDULE 5.3(i)(A)(3) hereto and the goodwill associated with each of the foregoing.

         For completeness, the Parties recognize that certain items included on SCHEDULES 5.3(i)(A)(1)-(3) have been transferred to third parties pursuant to various divestitures. The inclusion of such items on such Schedules does not imply that Baxter has retained any interest therein and reference is made to SECTION 6.2 hereof.

         All of the rights described in SECTION 4.2(vii)(A) and this SECTION 5.3(i)(A) are referred to collectively as the "Allegiance Assigned Intellectual Property".

              (B) The Allegiance Assigned Intellectual Property shall include, without limitation: (1) the right to sue, recover and retain such recoveries for infringement of the Allegiance Assigned Intellectual Property prior to the Spin-Off Date; (2) the right to continue in the name of Baxter any pending actions relating to the Allegiance Assigned Intellectual Property, and to recover and retain any damages therefrom; PROVIDED, HOWEVER, that to the extent that such recoveries relate to infringements of both Baxter Products and Allegiance Products, such recoveries shall be apportioned between Baxter and Allegiance on a pro rata basis based on the relative damages suffered by each, after reimbursement of each Parties' costs and expenses incurred in obtaining such recoveries; (3) the assignment of inventions and other Intellectual Property Rights made or conceived by employees, consultants or contractors of Baxter or its Subsidiaries as to which Baxter or its Subsidiaries have rights under any agreement or otherwise relating to the Allegiance Assigned Intellectual Property;
         (4) the assignment of inventions and other Intellectual Property Rights made or conceived by third parties as to which Baxter or its Subsidiaries have rights pursuant to executory agreements with said third parties relating to the Allegiance Assigned Intellectual Property; and (5) all permits, grants, contracts, agreements and licenses running to or from Baxter or its Subsidiaries relating to the Allegiance Assigned Intellectual Property. As of the Spin-Off Date, and except as permitted pursuant to the terms and conditions of SECTION 8.1 herein, Baxter and its Subsidiaries shall cease all use of the Allegiance Assigned Intellectual Property, and Baxter agrees to terminate any licenses granted to its Subsidiaries with respect to the Allegiance Assigned Intellectual Property.

         (ii) BALANCE SHEET ASSETS. All assets reflected or disclosed on the Balance Sheet, subject to acquisitions, dispositions and adjustments in the ordinary course of the Allegiance Business, consistent with past practice, after June 30, 1996; and

         (iii) OTHER ASSETS. All other assets, tangible or intangible, including all goodwill, which are exclusive to the operations of the Allegiance Business.

         Section 5.4 TRANSFER OF LIABILITIES. Subject to the terms and conditions of this Agreement, Allegiance shall assume, effective as of the Spin-Off Date, and pay, comply with and discharge all contractual and other obligations and liabilities of Baxter arising out of or relating to the Allegiance Business or any Divested Business, and/or any of the past or present facilities of Baxter relating to the Allegiance Business or any Divested Business, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including:

         (i) all liabilities and obligations under each of the guarantees and letters of credit set forth on SCHEDULE 5.4(i) hereto; and

         (ii) all other liabilities and obligations of the Allegiance Business or any Divested Business, whether existing on the date hereof or arising at any time or from time to time after the date hereof, and whether based on circumstances, events or actions arising heretofore or hereafter, whether or not such obligations shall have been disclosed herein, and whether or not reflected on the books and records of the Balance Sheet of Allegiance.

                          ARTICLE VI. OTHER CLOSING MATTERS

         Section 6.1 INSTRUMENTS OF CONVEYANCE. In order to effectuate the transactions contemplated by ARTICLES III, IV and V, the Parties shall cause to be executed and delivered prior to or as of the Spin-Off Date such deeds, bills of sale, instruments of assumption, trademark and patent assignments, stock powers, certificates of title and other documents of assignment, transfer, assumption and conveyance (collectively, the "Conveyancing Instruments") as the Parties shall reasonably deem necessary or appropriate to effect such transactions.

         Section 6.2 NO REPRESENTATIONS OR WARRANTIES. Subject to the Operating Agreements, neither Baxter nor any of its Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting (a) as to the value or freedom from encumbrance of, or any other matter concerning, any Transferred Assets or Transferred Subsidiaries or (b) as to the legal sufficiency to convey title to any Transferred Assets or Transferred Subsidiaries on the execution, delivery and filing of the Conveyancing Instruments. SUBJECT TO SECTION 7.11 HEREOF AND THE OPERATING AGREEMENTS, ALL SUCH ASSETS AND SUBSIDIARIES ARE BEING TRANSFERRED "AS IS, WHERE IS" WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and Allegiance and its Subsidiaries shall bear the economic and legal risk that any conveyances of such assets and Subsidiaries shall prove to be insufficient or that Allegiance's and its Subsidiaries' title to any such assets and Subsidiaries shall be other than good and marketable and free of encumbrances. Neither Baxter nor any of its Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments and, subject to SECTION 6.3, Allegiance and its Subsidiaries shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. Notwithstanding the foregoing, the Parties shall fully cooperate and use reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state environmental laws.

         Section 6.3 NON-ASSIGNABLE CONTRACTS. In the event and to the extent that Baxter and its Subsidiaries are unable to obtain any consent, approval or amendment to any Contract, lease, license, or other rights relating to the Allegiance Business that would otherwise be transferred to Allegiance or one of its Subsidiaries as contemplated by this Agreement or any other agreement or document contemplated hereby, (i) Baxter and its Subsidiaries shall continue to be bound thereby, and (ii) unless not permitted by the terms thereof or by law, Allegiance or its Subsidiaries shall pay, perform and discharge fully all the obligations of Baxter or its Subsidiaries thereunder from and after the Spin-Off Date, or such earlier date as such transfer would otherwise have taken place, and indemnify Baxter and its Subsidiaries for all Indemnifiable Losses arising out of such performance by Allegiance or its Subsidiaries. Baxter and its Subsidiaries shall, without further consideration therefor, pay and remit to Allegiance or its Subsidiaries promptly all monies, rights and other considerations received in respect of such performance. Baxter and its Subsidiaries shall exercise or exploit its rights and options under all such Contracts, leases, licenses and other rights and commitments referred to in this
SECTION 6.3 only as reasonably directed by Allegiance and at Allegiance's expense. If and when any such consent shall be obtained or such Contract, lease, license or other right shall otherwise become assignable or able to be novated, Baxter or its Subsidiaries shall promptly assign and novate (to the extent permissible) all its rights and obligations thereunder to Allegiance or its Subsidiaries without payment of further consideration, and Allegiance or its Subsidiaries shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the assignment of any Contract, lease, license or other right (or the proceeds thereof) pursuant to this SECTION 6.3 is prohibited by law, the assignment provisions of this SECTION
6.3 shall operate to create a subcontract with Allegiance or its Subsidiaries to perform each relevant unassignable Baxter Contract at a subcontract price equal to the monies, rights and other considerations received by Baxter or its Subsidiaries with respect to the performance by Allegiance or its Subsidiaries under such subcontract.

         Section 6.4 FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby. Without limiting the foregoing, each Party shall cooperate with the other Party, and execute and deliver, or use reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, Contract or other instrument, and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to confirm the title of Allegiance and its Subsidiaries to all of the Allegiance Business, to put Allegiance or its Subsidiaries in actual possession and operating control thereof and to permit Allegiance or its Subsidiaries to exercise all rights with respect thereto and to effectuate the provisions and purposes of this Agreement, the Tax Sharing Agreement, the Operating Agreements and the other agreements and documents contemplated hereby or thereby.

         (b) If as a result of mistake or oversight, any asset reasonably necessary to the conduct of the Allegiance Business is not transferred to Allegiance or one of its Subsidiaries, or any asset reasonably necessary to the conduct of the Retained Business is transferred to Allegiance or one of its Subsidiaries, Baxter and Allegiance shall negotiate in good faith after the Spin-Off Date to determine whether such asset should be transferred to Allegiance or one of its Subsidiaries or to Baxter or one of its Subsidiaries, as the case may be, and/or the terms and conditions upon which such asset shall be made available to Allegiance or one of its Subsidiaries or to Baxter or one of its Subsidiaries, as the case may be. Unless expressly provided to the contrary in this Agreement, the Tax Sharing Agreement or the Operating Agreements, if as a result of a mistake or oversight, any liability or obligation arising out of or relating to the Allegiance Business is retained by Baxter or its Subsidiaries, or any liability or obligation arising out of or relating to the Retained Business is assumed by Allegiance or its Subsidiaries, Baxter and Allegiance shall negotiate in good faith after the Spin-Off Date to determine whether such liability or obligation should be transferred to Allegiance or one of its Subsidiaries or to Baxter or one of its Subsidiaries, as the case may be, and/or the terms and conditions upon which any such liability or obligation shall be transferred.

         Section 6.5 EXCLUDED ASSETS. Notwithstanding anything to the contrary herein, the following assets (the "Excluded Assets") are not, and shall not be deemed to be, Transferred Assets;

         (i) Cash and cash equivalents, any cash on hand or in bank accounts, certificates of deposit, commercial paper and similar securities except for
    (A) cash and cash equivalents of the Transferred Subsidiaries, (B) deposits securing bonds, letters of credit, leases and all other obligations related to the Allegiance Business, and (C) petty cash and impressed funds related to the Allegiance Business;

         (ii) Except as otherwise provided in the Tax Sharing Agreement, any right, title or interest of Baxter and its Subsidiaries in any U.S. federal, state or local tax refund, credit or benefit (including any income with respect thereto) relating to the U.S. operations of the Allegiance Business prior to the Spin-Off Date;

         (iii) Any amounts accrued on the books and records of Baxter and its Subsidiaries or the Allegiance Business with respect to any Excluded Liabilities;

         (iv) Assets relating to the provision of pensions and benefits to present or former employees of the Allegiance Business, but excluding assets transferred from the Baxter Savings Plan to the Allegiance Retirement Plan as described in ARTICLE IX;

         (v) Any corporate allocations of non-Allegiance Business-related assets heretofore made by Baxter or its Subsidiaries to the Allegiance Business for internal management responsibility reporting purposes;

         (vi) Any intellectual property rights in and to the name "Baxter" and the related emblem design, and any variants thereof, and the trademarks and trade names used by Baxter or its Subsidiaries in relation to the Retained Business except as provided in ARTICLE VIII; and

         (vii) The preferred stock of Dade International Inc. which is restricted by agreement from transfer, exchange, assignment, pledge or other disposal prior to December 20, 1996.

         Section 6.6 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary in this Agreement, neither Allegiance nor any of its Subsidiaries shall assume any of the liabilities of Baxter of its Subsidiaries set forth on
SCHEDULE 6.6 hereto (the "Excluded Liabilities").

         Section 6.7 RELEASE OF BAXTER. It is expressly understood and agreed by the parties hereto that upon the assumption by Allegiance or its appropriate Subsidiaries of the Assumed Liabilities, Baxter, its Subsidiaries, and their respective officers, directors and employees shall be released by Allegiance and its Subsidiaries from any and all liability, whether joint, several or joint and several, for the discharge, performance or observance of any of the Assumed Liabilities.

         Section 6.8 NOMINEE SHARES. Baxter agrees to use reasonable efforts to cause to be transferred to, or as directed by, Allegiance all directors' qualifying or other shares of capital stock of any of the Transferred Subsidiaries (other than Euromedical) held as of the Spin-Off Date by persons who are not Allegiance Employees. Allegiance agrees to use reasonable efforts to cause to be transferred to, or as directed by, Baxter all director's qualifying or other shares of capital stock of any Baxter Subsidiary other than Allegiance and the Transferred Subsidiaries held as of the Spin-Off Date by Allegiance Employees.


                           ARTICLE VII.  CERTAIN COVENANTS

         Section 7.1 CONDUCT OF ALLEGIANCE BUSINESS PENDING THE SPIN-OFF DATE. Each of the Parties agrees that, from the date hereof until the Spin-Off Date, except as otherwise expressly contemplated by this Agreement, it will take, or cause to be taken, all reasonable efforts to carry on the Allegiance Business diligently in the ordinary course and substantially in the same manner as heretofore conducted and to preserve intact the business organization and goodwill of the Allegiance Business.

         Section 7.2  REGISTRATION AND LISTING.  Prior to the Spin-Off Date:

          (i) Baxter and Allegiance shall prepare a registration statement on Form 10 (the "Registration Statement") to effect the registration of the Allegiance Common Stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), which Registration Statement shall include an information statement to be sent by Baxter to its stockholders in connection with the Spin-Off (the "Information Statement"). Allegiance shall file the Registration Statement with the SEC and shall use reasonable efforts to cause the Registration Statement to become effective under the Exchange Act as soon as reasonably practicable. After the Registration Statement becomes effective, Baxter shall mail the Information Statement to the holders of Baxter Common Stock as of the Record Date.

         (ii) The Parties shall use their reasonable efforts to take all such action as may be necessary or appropriate under state and foreign securities and "Blue Sky" laws in connection with the transactions contemplated by this Agreement.

         (iii) Baxter and Allegiance shall prepare, and Allegiance shall file and seek to make effective, an application for the listing of the Allegiance Common Stock on the NYSE, subject to official notice of issuance.

         (iv) The Parties hereto shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are necessary or appropriate in order to effect the transactions contemplated hereby or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby.

         Section 7.3 FUNDS DISTRIBUTED TO BAXTER. On or prior to the Spin-Off Date, Allegiance shall enter into a new credit facility or facilities with commercial lenders (the "Allegiance Credit Facility") and use the proceeds of the indebtedness incurred under the Allegiance Credit Facility to purchase ten year debentures in the aggregate principal amount of $1,025.2 million from AHC and $27.8 million from AHII. On the Spin-Off Date, (i) Allegiance shall cause
(1) AHC to use the proceeds from the sale of its ten year debentures to Allegiance to pay its $1 billion and its $25.2 million intercompany debt to Baxter and (ii) BWT shall repay $25.2 million of its intercompany indebtedness to Baxter. The calculation of the amounts set forth in this SECTION 7.3 is set forth on SCHEDULE 7.3.

         Section 7.4  POST-SPIN-OFF TAX-RELATED RESTRICTIONS.   (a)  In order
to avoid potentially adverse tax consequences relating to the Spin-Off, for a period of two years after the Spin-Off Date Allegiance shall not:

         (i) cease to engage in the active conduct of a trade or business within the meaning of Section 355 of the Code;

         (ii) issue or redeem any share of stock of Allegiance, except for issuances and redemptions

              (1) for the benefit of Allegiance's employees or

              (2) to effect acquisitions by Allegiance in the ordinary course of business, or

              (3) in connection with the issuance of any convertible debt by Allegiance, or

              (4) in accordance with the requirements for permitted purchases of Allegiance stock as set forth in Section 4.05(l)(b) of Revenue Procedure 96-30 issued by the IRS; or

         (iii) liquidate or merge with any other corporation;

unless, with respect to (i), (ii) or (iii) above, either (a) an opinion is obtained from counsel to Baxter, or (b) a ruling is obtained from the IRS, in either case to the effect that such act or event will not adversely affect the federal income tax consequences of the Spin-Off to Baxter, its stockholders who receive Allegiance Shares, or Allegiance.

         (b) If, as a result of any transaction occurring after the Spin-Off Date involving either the stock or assets of either Allegiance or any of its Subsidiaries, or any combination thereof, the Spin-Off fails to qualify as tax free under the provisions of Section 355 of the Code, Allegiance shall indemnify Baxter for all taxes, liabilities and associated expenses, including penalties and interest, incurred as a result of such failure of the Spin-Off to qualify under Section 355 of the Code. If the Spin-Off fails to qualify as tax free under the provisions of Section 355 of the Code other than as a result of a transaction occurring after the Spin-Off Date involving either the stock or assets of Allegiance or any of its Subsidiaries, or any combination thereof, then Allegiance shall not be liable for such taxes, liabilities or expenses.

         Section 7.5  INSURANCE POLICIES AND CLAIMS ADMINISTRATION.

         (a) OWNERSHIP OF INSURANCE POLICIES AND PROGRAMS. Baxter or one or more of its Subsidiaries shall continue to own all property, casualty and liability insurance programs, including, without limitation, primary and excess general liability, automobile, workers' compensation, property and crime insurance policies in effect on or before the Spin-Off Date (collectively, the "Baxter Policies" and individually, a "Baxter Policy"). Baxter shall use reasonable efforts to maintain the Baxter Policies in full force and effect up to and including the Spin-Off Date, and, subject to the provisions of this Agreement, Baxter and its Subsidiaries shall retain all of their respective rights, benefits and privileges, if any, under the Baxter Policies. Nothing contained herein shall be construed to change the ownership of the Baxter Policies.

         (b) PROCUREMENT OF INSURANCE FOR ALLEGIANCE. To the extent not already provided for by the terms of a Baxter Policy, Baxter shall use reasonable efforts to cause Allegiance and the appropriate Allegiance Subsidiaries to be named as additional insureds under Baxter Policies whose effective policy periods include the Spin-Off Date, in respect of claims arising or relating to periods prior to the Spin-Off Date; PROVIDED, HOWEVER, that nothing contained herein shall be construed to require Baxter or any of its Subsidiaries to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any Baxter

Policy in order to effect the naming of Allegiance and its Subsidiaries as such additional insureds.

         (c) ACQUISITION AND MAINTENANCE OF POST SPIN-OFF ALLEGIANCE INSURANCE POLICIES AND PROGRAMS. Commencing on and as of the Spin-Off Date, Allegiance shall be responsible for establishing and maintaining separate property, casualty and liability insurance policies and programs (including, primary and excess general liability, automobile, workers' compensation, property, fire, crime, surety and other similar insurance policies) for activities and claims involving Allegiance or any of its Subsidiaries or Affiliates. Allegiance will exercise reasonable efforts in securing liability insurance to avoid potential gaps in coverage for claims arising from events prior to the Spin-Off Date which gap would not exist had the Allegiance Business continued to be covered with the same retroactive dates existing in the Baxter Policies in effect on the Spin-Off Date. Allegiance and each of its Subsidiaries, as appropriate, shall be responsible for all administrative and financial matters relating to insurance policies established and maintained by Allegiance and its Subsidiaries or Affiliates for claims relating to any period on or after the Spin-Off Date involving Allegiance or any of its Subsidiaries or Affiliates. Notwithstanding any other agreement or understanding to the contrary, except as set forth in this SECTION 7.5 with respect to claims administration and financial administration of the Baxter Policies, neither Baxter nor any of its Subsidiaries shall have any responsibility for or obligation to Allegiance or any of its Subsidiaries and Affiliates relating to property and casualty insurance matters for any period, whether prior to, on or after the Spin-Off Date.

         (d)  POST SPIN-OFF CLAIMS ADMINISTRATION.  (i) Except as provided in
SECTION 7.5(d)(ii) concerning 1995-96 excess liability insurance policies, Baxter and its Subsidiaries shall have the primary right, responsibility and authority for claims and financial administration for claims that relate to or affect the Baxter Policies. Upon notification by Allegiance or one of its Subsidiaries of a claim relating to Allegiance or a Subsidiary or Affiliate thereof under one or more of the Baxter Policies, Baxter shall cooperate with Allegiance in asserting and pursuing coverage and payment for such claim by the appropriate insurance carrier(s). In asserting and pursuing such coverage and payment, Baxter shall have sole power and authority to make binding decisions, determinations, commitments and stipulations on its own behalf and on behalf of Allegiance and its Subsidiaries and Affiliates, which decisions, determinations, commitments and stipulations shall be final and conclusive if made to maximize the overall economic benefit of the Baxter Policies. Allegiance, and its Subsidiaries and Affiliates, assume responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges, as appropriate (collectively, "Insurance Charges"), whenever arising, which shall become due and payable under the terms and conditions of any applicable Baxter Policy in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or liabilities of Allegiance or any of its Subsidiaries or Affiliates, whether the same relate to the period prior to, on or after the Spin-Off Date. To the extent that the terms of any applicable Baxter Policy provide that Baxter or any of its Subsidiaries shall have an obligation to pay or guarantee the payment of any Insurance Charges relating to Allegiance or any of its Subsidiaries, Baxter shall be entitled to demand that Allegiance make such payment directly to the Person or entity entitled thereto. In connection with any such demand, Baxter shall submit to Allegiance a copy of any invoice received by Baxter pertaining to such Insurance Charges together with appropriate supporting documentation, to the extent available. In the event that Allegiance fails to pay any such Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Baxter, Baxter and its Subsidiaries may (but shall not be required to) pay such insurance charges for and on behalf of Allegiance and, thereafter, Allegiance shall forthwith reimburse Baxter for such payment. Subject to the other provisions of this SECTION 7.5, the retention by Baxter of the Baxter Policies and the responsibility for claims administration and financial administration of the Policies are in no way intended to limit, inhibit or preclude any right of Allegiance, Baxter or any other insured to insurance coverage for any Insured Claims under the Baxter Policies.

         (ii) Notwithstanding the foregoing SECTION 7.5(d)(i), Baxter grants to Allegiance and its Subsidiaries the primary right and responsibility for asserting and pursuing for its benefit (as an insured, successor or otherwise) and for the benefit of Baxter, coverage under, and payment from the underwriters of, the 1995 excess liability policies issued by Lexington Insurance Company, Zurich Re (U.K.) Ltd., Gerling/Konzern Allegneine Versicherungs-Aktiengesellschaft, American Excess Insurance Association, A.C.E. Insurance Company (Bermuda) Ltd., X.L. Insurance Company, Ltd., and Starr Excess Liability Insurance Company, Ltd., for claims concerning or arising from the use of natural rubber latex gloves. Baxter and its Subsidiaries shall cooperate with Allegiance and its Subsidiaries in asserting and pursuing such coverage and payment. In asserting and pursuing such coverage and payment, Allegiance and its Subsidiaries shall have sole power and authority to make binding decisions, determinations, commitments and stipulations on its own behalf and on behalf of Baxter and its Subsidiaries;

provided, however, that Allegiance shall not affect, prejudice, limit, inhibit or narrow any rights Baxter or its Subsidiaries may have under (a) the policies issued by the foregoing identified underwriters for any periods other than the 1995-96 Policy Period, or relating to any claims or occurrences other than those concerning natural rubber latex gloves, or (b) the other Baxter Policies. The cost of claims administration pursuant to this SECTION 7.5(d)(ii) shall be borne entirely by Allegiance and its Subsidiaries.

         (e) PRE SPIN-OFF INSURANCE CLAIMS ADMINISTRATION. Allegiance and its Subsidiaries and Affiliates acknowledge that Baxter has previously experienced losses and received claims which were, or might have been, covered by one or more Baxter Policies, and prior to the Spin-Off Date will have made decisions and commitments regarding administration of such claims, and including reaching agreements and stipulations regarding such claims (collectively "Pre Spin-Off Claims Administration"). Allegiance and its Subsidiaries and Affiliates covenant not to contest or challenge in any manner any action taken by Baxter prior to the Spin-Off Date in connection with or relating to Pre Spin-Off Claims Administration, or to interfere with the performance of any agreement, commitment or stipulation so made by Baxter in connection with or relating to Pre-Spin-Off Claims Administration.

         (f) NON-WAIVER OF RIGHTS TO COVERAGE. An insurance carrier which would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the provisions of this SECTION 7.5, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurance carrier or any third party shall be entitled to a windfall (I.E., a benefit they would not be entitled to receive had no Spin-Off occurred, or in the absence of the provisions of this
SECTION 7.5) by virtue of the provisions hereof.

         (g)  SCOPE OF AFFECTED POLICIES OF INSURANCE.  The provisions of this
SECTION 7.5 relate solely to matters involving liability, casualty and workers' compensation insurance, and shall not be construed to affect any obligation of or impose any obligation on the parties hereto with respect to any life, health and accident, dental or medical insurance policies applicable to any of the officers, directors, employees or other representatives of the Parties hereto or their Affiliates.

         Section 7.6  INTERCOMPANY RECEIVABLES AND PAYABLES AND CASH
MANAGEMENT.

         (a) (i) All Intercompany Receivables and Payables between Baxter or any of its Subsidiaries as they will exist after the Spin-Off, on the one hand, and any of Euromedical, Eurovac or the Malaysia Silicath unit, on the other hand, shall be settled (A) as of 3:00 p.m., Chicago time, on August 26, 1996 if such Intercompany Receivables and Payables are subject to Baxter's netting process and (B) as of August 28, 1996 if such Intercompany Receivables and Payables are not subject to Baxter's netting process, in each case, in cash with such cash settlement occurring on August 29, 1996. Commencing from the opening of business on August 27, 1996, in the case of transactions subject to the netting process, and August 29, 1996 in the case of transactions not subject to the netting process, Intercompany Receivables and Payables between Baxter or any of its Subsidiaries, on the one hand, and any of Euromedical, Eurovac or the Malaysia Silicath unit shall be recorded for accounting purposes as third party trade account receivables and payables.

         (ii) All Intercompany Receivables and Payables between Baxter or any of its Subsidiaries, on the one hand (except for Intercompany Receivables and Payables owed by the Surgical Division of BHC to the Malaysian Glove Branch) and the Malaysian Glove Branch, on the other hand, shall be settled
    (A) as of 3:00 p.m., Chicago time, on September 23, 1996 if such Intercompany Receivables and Payables are subject to Baxter's netting process and (B) as of September 25, 1996 if such Intercompany Receivables and Payables are not subject to Baxter's netting process, in each case, in cash with such cash settlement occurring on September 26, 1996. Commencing from the opening of business on September 24, 1996, in the case of transactions subject to the netting process, and September 26, 1996 in the case of transactions not subject to the netting process, Intercompany Receivables and Payables between Baxter and its Subsidiaries, on the one hand, and the Malaysian Glove Branch, on the other hand, shall be recorded for accounting purposes as third party trade account receivables and payables.

         (iii) All Intercompany Receivables and Payables between any Subsidiary of Baxter, on the one hand, and any Subsidiary of Allegiance (other than any entity referred to in SECTION 7.6(a)(i) or SECTION 7.6(a)(ii) and other than Allegiance France and Allegiance Germany), on the other hand, shall be settled (A) as of 3:00 p.m., Chicago time, on September 23, 1996 if such Intercompany Receivables and Payables are subject to Baxter's netting process and (B) as of September 25, 1996 if such Intercompany Receivables and Payables are not subject to Baxter's netting process, in each case, in cash with such cash settlement occurring on September 26, 1996. Commencing from the opening of business on September 24, 1996, in the case of transactions subject to the netting process, and September 26, 1996, in the case of transactions not subject to the netting process, Intercompany Receivables and Payables between any Subsidiary of Baxter, on the one hand, and any Subsidiary of Allegiance (other than any entity referred to in SECTION 7.6(a)(i) or SECTION 7.6(a)(ii) and other than Allegiance France and Allegiance Germany), on the other hand, shall be recorded for accounting purposes as third party trade account receivables and payables.

         (b) As provided in SECTION 4.3(i), Baxter shall be entitled to all cash bank balances (other than cash and cash equivalents of the Transferred Subsidiaries) existing immediately prior to the Spin-Off Date relating to the Allegiance Business, or otherwise utilized or maintained in connection with the Allegiance Business, including, without limitation, cash balances representing deposited checks or drafts for which only a provisional credit has been allowed in depository accounts, which are to be transferred to Allegiance or any of its Subsidiaries on or prior to the Spin-Off Date. Any such cash balances as of the Spin-Off Date which have not been transferred to Baxter shall be paid to Baxter.


         (c) All Loans owing by Allegiance or any of its Subsidiaries to Baxter or any of its Subsidiaries after giving effect to the transactions contemplated by ARTICLES III, IV, and V, shall be repaid no later than the Spin-Off Date.

         (d) Allegiance or an appropriate Subsidiary thereof shall be responsible for payment of all checks or drafts issued up to the Spin-Off Date against disbursement accounts transferred to Allegiance or such Subsidiary, which checks or drafts have not been charged against such disbursement accounts on or prior to the Spin-Off Date (other than with respect to payroll accounts, which will be assumed by Baxter or its Subsidiaries).

         (e) Baxter shall assist Allegiance and each of its Subsidiaries in establishing a separate cash management system effective as of and immediately after the Spin-Off Date.

         (f) Each Party shall, and shall cause its respective Subsidiaries to, promptly remit to the other any cash or other payment received by such Party or its Subsidiaries in respect of accounts or notes receivables of the other Party.

         Section 7.7  INTERCOMPANY DEBT TRUE-UP.

         (a) CALCULATION OF OPERATIONAL CASH FLOW. As soon as practicable, but in any event within 60 days after the Spin-Off Date, Baxter shall prepare a statement of operational cash flow for its U.S. healthcare business excluding the IV Systems

Division (but including the respiratory therapy business unit within the IV Systems Division), for the period January 1, 1996 through the Spin-Off Date.
The operational cash flow statement shall be prepared from the books and records of Baxter relating to its U.S. healthcare business in a manner consistent with the definition of operational cash flow. The statement shall also be consistent with Baxter's historical cash flow allocation among its various business units, except for the elimination of the one-month lag period in recording the payment of certain liabilities such as payroll, payroll taxes, sales and use taxes, on the Division's books. The effect of the elimination of this lag on operational cash flow (the "lag adjustment") shall be included as a separate schedule accompanying the statement of operational cash flow. The statement of operational cash flow will also be adjusted (the "Unbudgeted Transfer Adjustment") to eliminate the operational cash flow impact of any assets, liabilities and reserves transferred to Allegiance pursuant to the Spin-Off but that were not taken into account in the initial budgeting process upon which this SECTION 7.7 was based. Any such adjustment shall be as mutually agreed by the Parties. The Unbudgeted Transfer Adjustments shall not include the impact of any expenses that Allegiance is required to pay under the terms of Section
12.1 or Section 12.2. The effect of these unbudgeted transfers on operational cash flow shall be included as a separate schedule accompanying the statement of operational cash flow. Subject to SECTION 7.7(c), the statement of operational cash flow delivered by Baxter to Allegiance shall be final, binding and conclusive on the Parties for all purposes of this Agreement and shall provide the basis for determining the adjustments (if any) specified in SECTION 7.7(d).

         (b) DEFINITION OF OPERATIONAL CASH FLOW. Operational cash flow for each Baxter operating unit consists of net income plus depreciation and amortization, increased or decreased, as appropriate, by cash restructuring utilization and the net change in "managed capital" (as defined in Baxter Finance Policy #1402) during the period, but excluding the effects of any non-cash restructuring utilization and acquisitions and divestitures on managed capital. The operational cash flow shall be computed in the same manner as reflected in the Consco Management Report, "Cash Flow Trends", except for the elimination of the one month lag for certain items, as described in SECTION 7.7(a).

         (c) CASH FLOW TRUE-UP. In the event that the final determination of the cash flow statement indicates that the operational cash flow is less than $147 million plus or minus the lag adjustment and the Unbudgeted Transfer Adjustment, the amount of the difference shall be paid by Allegiance to Baxter, as an adjustment to intercompany debt assumed by Allegiance or its Subsidiaries pursuant to SECTION 4.3(ii), within 10 days of the final determination of such adjustment. In the event that the final determination of the cash flow statement indicates that the operational cash flow is greater than $147 million plus or minus the lag adjustment and the Unbudgeted Transfer Adjustment, the amount of the difference shall be paid by Baxter to Allegiance, as an adjustment to intercompany debt assumed by Allegiance pursuant to SECTION 4.3(ii), within 10 days of the final determination of such adjustment.

         (d) OFFSHORE CASH TRUE-UP. Within 30 days of the Spin-Off Date, Baxter shall calculate the following and shall provide Allegiance prompt written notice of such calculation:

         (i) the amount by which U.S.$3,912,828.13 exceeds the U.S. dollar equivalent of the purchase price paid by Allegiance France to Baxter France to purchase the Chateaubriant Plant; plus

         (ii) the amount by which US$83,919.73 exceeds the U.S. dollar equivalent of the purchase price paid by Allegiance Germany to Baxter Deutschland to purchase the German Business plus 100,000 DM; plus

         (iii) the amount of any cash or cash equivalents of AHSB as of the Spin-Off Date excluding the proceeds of the Euromedical Loan; plus

         (iv) any amounts owing by Baxter or any of its Subsidiaries to Allegiance or any of its Subsidiaries that were required to be settled pursuant to SECTION 7.6(a)(i), (ii) or (iii) but which were legally prohibited from being settled; minus

         (v) any amounts owing by Allegiance or any of its Subsidiaries to Baxter or any of its Subsidiaries that were required to be settled pursuant to SECTION 7.6(a)(i), (ii) or (iii) but were legally prohibited from being settled.

    If the sum of the amounts in (i) through (v) above is a positive number, Allegiance shall pay such amount to Baxter as an adjustment to intercompany debt assumed by Allegiance pursuant to SECTION 4.3(ii) within 10 days of the final determination of such amount. If the sum of the amounts in (i) through (v) above is a negative number, Baxter shall pay such amount to Allegiance as an adjustment to intercompany debt assumed by Allegiance or its Subsidiaries pursuant to SECTION 4.3(ii) within 10 days of the final determination of such amount.

         (e) DISPUTES. Any disputes regarding the computation of operational cash flow or the offshore cash true-up shall be resolved in accordance with
ARTICLE XIV of this Agreement.

         Section 7.8 AGREEMENTS RELATING TO BAXTER AND ALLEGIANCE. (a) Each of Baxter and Allegiance shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate, make effective and perform its or its Subsidiaries' allocable portion of all purchase, distribution, and other obligations under all Contracts with customers, suppliers, vendors or other third parties relating to both the Allegiance Business and the Retained Business (the "Shared Agreements"), including those Shared Agreements set forth on SCHEDULE 7.8 hereto. Each of Baxter and its Subsidiaries and Allegiance and its Subsidiaries shall be entitled to the rights and privileges of its allocable portion of the Shared Agreements.

         (b) Each of Baxter and Allegiance shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations, and agreements to afford the rights and privileges of the allocable portion of the Shared Agreements to the other.

         (c) For purposes of this SECTION 7.8, the allocable portion shall be the pro rata portion of the agreement of each party based on performance under the agreement during the twelve-month period immediately prior to the Spin-Off Date.

         Section 7.9 CERTAIN RELEASES. Baxter or one or more of its Subsidiaries is a guarantor of certain obligations of the Allegiance Business, including those obligations set forth on SCHEDULE 5.4(i). Allegiance shall use its reasonable efforts to release Baxter and its Subsidiaries from such guarantees prior to the Spin-Off Date and shall indemnity Baxter and its Subsidiaries and save it harmless from any liabilities relating to such guarantees.

         Section 7.10 LITIGATION. (a) On or as of the Spin-Off Date, Allegiance or its Subsidiaries, as appropriate, shall assume and pay all liabilities which may result from the Assumed Actions and all fees and costs relating to the defense of the Assumed Actions, including attorneys' fees and costs incurred after the Spin-Off Date. "Assumed Actions" shall mean those cases, claims and investigations (on which Baxter or its Subsidiaries, other than Allegiance and its Subsidiaries, is a defendant or the party against which the claim or investigation is directed) related to the Allegiance Business, including those listed on SCHEDULE 7.10(a).

         (b) Baxter and its Subsidiaries shall transfer the Transferred Actions to Allegiance and its Subsidiaries, and Allegiance and its Subsidiaries shall receive and have the benefit of all of the proceeds of such Transferred Actions. "Transferred Actions" shall mean those cases and claims (on which Baxter or its Subsidiaries are plaintiffs or claimants) relating to the Allegiance Business and listed on
SCHEDULE 4.2(x).

         Section 7.11 LIABILITY FOR PREVIOUSLY DELIVERED PRODUCTS. The following provisions shall apply to all Baxter Products sold or transferred to the Allegiance Business prior to the Spin-Off Date for distribution and to all Allegiance Products sold or transferred to the Retained Business prior to the Spin-Off Date for distribution (in each case, the "Products"):

         (i) Each Party warrants to the other Party that, at the time of delivery to the other Party or its Subsidiaries, the Products were not at the time of delivery (A) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, and the regulations issued thereunder, or (B) products that may not under the provisions of SECTIONS 404, 505, 514 or 515 of said Act be introduced into interstate commerce, or (C) banned devices under Section 516 of said Act. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. ANY LIABILITY OF A PARTY AND ITS SUBSIDIARIES TO THE OTHER PARTY AND ITS SUBSIDIARIES UNDER THE FOREGOING WARRANTY SHALL BE LIMITED TO THE TOTAL PRICE PAID BY SUCH PARTY AND ITS SUBSIDIARIES FOR THE PRODUCTS WHICH ARE THE SUBJECT OF SUCH LIABILITY PLUS ALL COSTS FOR TRANSPORTATION AND OTHER DIRECT EXPENSES INCURRED BY ALLEGIANCE AND ITS SUBSIDIARIES WITH RESPECT TO SUCH PRODUCTS. A Party's and its Subsidiaries' exclusive remedy against the other Party and its Subsidiaries for any breach of the foregoing warranty shall be the right to require the other Party or its Subsidiaries to repair or replace (at the other Party's option and expense) any Product which proves not to be in conformity with applicable labeling or specifications. The other Party or its Subsidiaries shall pay the transportation and other costs incurred by a Party or its Subsidiaries with respect to any Products returned to the other Party or its Subsidiaries for repair or replacement under this Section, or, at the other Party's option, reimburse a Party or its Subsidiaries for any such costs. The foregoing right to require repair or replacement shall commence on the date of receipt by a Party or its Subsidiaries of each Product from the other Party or its Subsidiaries and expire six months after receipt by the end-user customer (the "Repair or Replacement Period"), except that the Repair or Replacement Period for each Product the use of which is subject to an expiration date shall expire on the applicable expiration date, if sooner.

         (ii) Each Party and its Subsidiaries warrants to the other Party and its Subsidiaries that, at the time of delivery to the other Party or its Subsidiaries, the Party or its Subsidiaries shall have good and marketable title to all such Products free and clear of all liens or encumbrances (other than any created by the other Party or its Subsidiaries).

         (iii) Each Party and its Subsidiaries shall indemnify and hold the Allegiance Indemnified Parties or the Baxter Indemnified Parties, as the case may be, harmless from and against, and in respect of, any and all Claims and Losses by any of the Allegiance Indemnified Parties or the Baxter Indemnified Parties, as the case may be, which result from a third party claim and which arise out of or relate to: (A) any actual or alleged patent, copyright or trademark infringement, or violation of any other proprietary right, arising out of the purchase, sale or use of the Products; (B) defects in Products; (C) any actual or alleged breach of warranty or obligation, if any, accompanying the Product or Products, subject to the limitations in SECTION 7.11(i) to the extent provided therein; and (D) any claim for personal injury, wrongful death or property damage arising out of the use of a Product; PROVIDED that this SECTION 7.11(iii) shall not apply to any Claim or Loss (x) to the extent that the Parties agree; (y) to any tort claim, including claims for personal injury, wrongful death or property damage, to the extent such claims are based upon any wrongful or negligent act or omission by the other Party or its Subsidiaries or business units (but excluding Subsidiaries or business units that become Subsidiaries or business units of the Party claiming indemnification as a result of the Spin-Off), or their employees or other agents, including, but not limited to, any Claims or Losses caused by any such wrongful or negligent act or omission constituting a representation concerning the characteristics or method of usage of Products, or relating to the storage, handling, or delivery of Products or selection of Products for use in Kits; or (z) to any actual or alleged patent, copyright or trademark infringement, or violation of any other proprietary right, arising out of any act or omission of the other Party, its Subsidiaries or any of their Affiliates or business units (but excluding Subsidiaries of business units that become Subsidiaries or business units of the Party claiming indemnification as a result of the Spin-Off), in connection with the sale of Kits or relating to any intellectual property owned by a Party, its Subsidiaries or any of their Affiliates and used in connection with the sale of Kits.

         Section 7.12 ALLEGIANCE BANK ACCOUNTS. On or prior to the Spin-Off Date, Baxter and its Subsidiaries shall transfer the bank accounts set forth on
SCHEDULE 7.12 hereto to Allegiance or one of its Subsidiaries, as directed by Allegiance. Allegiance shall cause any amounts received, by mistake or otherwise, in such accounts after the Spin-Off Date on account of the Retained Business to be promptly transferred to Baxter and its Subsidiaries, as appropriate. Baxter shall cause any amounts received, by mistake or otherwise, after the Spin-Off Date on account of the Allegiance Business to be promptly transferred to Allegiance and its Subsidiaries, as appropriate.

         Section 7.13 UNASSIGNED INDEMNIFIABLE CONTRACTS. (a) SCHEDULE 4.2(viii)(A) sets forth certain contracts noted as not being assigned to AHC but subject to indemnity by Allegiance (the "UNASSIGNED INDEMNIFIABLE CONTRACTS").

         (b) Allegiance or one of its Subsidiaries shall pay, perform and discharge fully all the obligations of Baxter or its Subsidiaries under the Unassigned Indemnifiable Contracts from and after the Spin-Off Date and indemnify Baxter and its Subsidiaries for all Claims and Losses arising out of such performance by Allegiance or its Subsidiaries. Baxter and its Subsidiaries shall, without further consideration therefor, pay and remit to Allegiance or its Subsidiaries promptly all monies, rights and other considerations received with respect to the Unassigned Indemnifiable Contracts or otherwise received in respect of performance thereunder.

         (c) Baxter and its Subsidiaries shall perform and exploit their rights and options and otherwise take action under the Unassigned Indemnifiable Contracts as and only as reasonably directed by Allegiance.

         Section 7.14 AD NOW PROGRAM. Baxter hereby agrees to cause BHC to offer and administer the "Advantage Now" program for Baxter Products to the full extent necessary to comply with Section 5(e)(12) of the Amended and Restated Exclusive Distribution Agreement, dated as of September 15, 1995, by and between Dade International Inc., a Delaware corporation ("Dade"), and BHC (the "Dade Distribution Agreement").

         Section 7.15 PRODUCTS AT COST TO DADE. (a) Baxter hereby agrees to, and to cause its appropriate Subsidiaries to, provide laboratory supply products manufactured by Baxter and its Subsidiaries at actual cost to Dade for Dade's internal use only and not for resale in accordance with Section 5(r) of the Dade Distribution Agreement.

         (b) Allegiance hereby agrees to, and to cause its appropriate Subsidiaries to, provide laboratory supply products manufactured by Allegiance and its Subsidiaries at actual cost to Dade for Dade's internal use only and not for resale in accordance with the Amended and Restated Exclusive Distribution Agreement, dated as of September 15, 1995, by and between Dade and Baxter Sales and Distribution Corp., a Delaware corporation.

         Section 7.16 INFORMAL, NONDOCUMENTED REAL ESTATE LEASES. Each Party and its Subsidiaries may continue to occupy, from and after the Spin-Off Date, such space in the facilities of the other Party and its Subsidiaries as is occupied immediately prior to the Spin-Off Date, or such other space therein as may be mutually agreed to from time to time by Baxter and Allegiance, and which occupancy is otherwise not documented by written leasing agreements, on the following terms and conditions:

         (a) The occupying Party shall pay to the other Party rent with respect to such occupied space for the period from and after the Spin-Off Date during which such space is so occupied, which rent shall be determined by the other Party on the same basis on which the other Party allocates rent with respect to the occupancy of space by business units of the other Party or as the occupying Party presently is paying, whichever is lower. Such rent shall be payable from time to time by the occupying Party (but not more frequently than monthly) promptly following delivery by the other Party to the occupying Party of a statement therefor.

         (b) The occupying Party may, at any time, upon not less than 15 days' prior written notice to Baxter's Director of Corporate Real Estate, with a copy to Allegiance, terminate its occupancy of any or all of such space.

         (c) The other Party may, at any time, upon not less than 30 days' prior written notice to the occupying Party, require the occupying Party to cease occupancy of any or all of such space as designated in such notice; provided, however, that Allegiance shall not be required to cease occupancy of any of the space at BHC's Deerfield facility prior to July 1, 1997.

         Section 7.17 REXAM PAYMENT. Allegiance hereby agrees to cause AHC to distribute to BHC promptly upon receipt by AHC fifty-two percent (52%) of the payment to be received from Rexam Medical Packaging Inc. ("Rexam") on or about January 1, 1997, pursuant to Section 2.5.2 of the Asset Purchase Agreement, dated April 22, 1993 between Rexam and BHC. As soon as practical after May 1, 1997, Baxter and Allegiance agree to adjust this payment to reflect actual purchases by BHC and AHC, respectively, from Rexam, consistent with the methodology used to calculate the 52% set forth above and past practices for allocating similar payments received from Rexam among operating units.


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

         Section 7.18 CLINTEC RECEIVABLES. From time to time after the Spin-Off Date as accounts receivable held by AHC as of October 1, 1996 and which arose from the sale of Clintec products are determined (consistent with past practice) to be uncollectible, Allegiance shall give notice to Baxter of such uncollectible accounts. Promptly following receipt of any such notice, Baxter shall pay to Allegiance the amount of such accounts receivable so determined to be uncollectible in the same manner in which uncollectible accounts receivable were charged to Clintec Nutrition Company prior to the Spin-Off Date.


                         ARTICLE VIII.  INTELLECTUAL PROPERTY

         Section 8.1  LICENSE OF ALLEGIANCE INTELLECTUAL PROPERTY TO BAXTER.

         (a) GRANT OF LICENSE. Allegiance and its Subsidiaries hereby grant, and Baxter and its Subsidiaries hereby accept and retain, a perpetual, nonexclusive, fully paid-up, worldwide right and license to use, manufacture, make, have made for Baxter (provided that any disclosure to a third party contract manufacturer of proprietary or confidential information of Allegiance shall be pursuant to a confidentiality agreement in a form consistent with the terms of SECTION 10.4 herein), sell and otherwise practice the patents, patent applications, nonpatented inventions, copyrights, trade secrets, technical data, know-how, and other Intellectual Property Rights set forth on SCHEDULE 8.1(a), attached hereto and incorporated herein (hereinafter, the "Licensed Allegiance Intellectual Property"), in connection with the Baxter Products Actually Using the Licensed Allegiance Intellectual Property as of the Spin-Off Date, including new products which are substitutes for, or line extensions of, such products. For the purposes of this SECTION 8.1, Baxter will be deemed to be "Actually Using" Licensed Allegiance Intellectual Property if as of the Spin-Off Date: (i) it is manufacturing a product incorporating the Licensed Allegiance Intellectual Property; or (ii) a product incorporating the Licensed Allegiance Intellectual Property is under development and the use of other Intellectual Property Rights by Baxter would require substantial additional expense; provided, however, that Baxter will not be deemed to be "Actually Using" Licensed Allegiance Intellectual Property if the sole use thereof is to manufacture a product for Allegiance.

         (b)  OWNERSHIP OF THE LICENSED ALLEGIANCE INTELLECTUAL PROPERTY.
Baxter and its Subsidiaries acknowledge that, subject to the foregoing license, Allegiance and its Subsidiaries, as the case may be, are the sole and exclusive owner of all of right, title and interest in and to the Licensed Allegiance Intellectual Property. Baxter and its Subsidiaries agree that they will do nothing inconsistent with Allegiance's or its Subsidiaries' ownership of, or rights in, the Licensed Allegiance Intellectual Property. Allegiance and its Subsidiaries, at their expense, agree to take all steps reasonably necessary to protect, enforce or otherwise maintain in full force and effect the Licensed Allegiance Intellectual Property, including, without limitation, the filing of any required renewals and the payment of any required fees, taxes or other payments that may become due. Baxter and its Subsidiaries shall cooperate with Allegiance and its Subsidiaries in connection with such steps at Allegiance's reasonable request and at Allegiance's expense, including, without limitation, by obtaining execution by Baxter's and Baxter's Subsidiaries' employees, consultants and agents of any papers Allegiance or its Subsidiaries consider necessary to enable Allegiance and its Subsidiaries to protect the Licensed Allegiance Intellectual Property. Baxter and its Subsidiaries shall make their employees, consultants and agents, who have direct knowledge of facts pertaining to an invention that is the subject of a patent application or another Intellectual Property Right that is the subject of intellectual property protection, available at Allegiance's expense to Allegiance and its Subsidiaries for the purpose of disclosing sufficient facts for the preparation of necessary documentation required for patent applications and other protection. At Allegiance's or its Subsidiaries' reasonable request and expense, Baxter and its Subsidiaries will assist Allegiance and its Subsidiaries in the preparation and review of patent documents related to the Licensed Allegiance Intellectual Property to the extent that such assistance is necessary for such preparation. Baxter and its Subsidiaries do not represent that they are qualified to provide any legal or other professional services, the providers of which must be licensed or are otherwise subject to requirements of law establishing educational, professional or similar qualifications for providers of such service, and nothing contained in this Section shall be construed as requiring Baxter and its Subsidiaries to provide any such services. Allegiance and its Subsidiaries will procure all such professional service from its own employees or third parties. Except to the extent provided otherwise in SECTION 6.4 herein, all reasonable expenses, including, without limitation, charges for staff costs, including approved travel and other expenses incurred in connection with any assistance requested by Allegiance or its Subsidiaries in the preparation or prosecution of a patent will be reimbursed by Allegiance and will not constitute a part of the payments for research and development work. Allegiance and its Subsidiaries shall not allow the protection for any Licensed Allegiance Intellectual Property to lapse without not less than three months' prior written notice to Baxter. If Allegiance so notifies Baxter, (a) Baxter and its Subsidiaries shall have the right, but not the obligation, to take such steps to prevent such a lapse, at Baxter's expense and in Allegiance's and its

Subsidiaries' names, if necessary, and (b) Allegiance and its Subsidiaries shall cooperate with Baxter and its Subsidiaries at Baxter's or its Subsidiaries' reasonable request and at Baxter's expense.

         (c) MARKING AND NOTICES. Baxter and its Subsidiaries agree that any products which are manufactured, made, offered, sold or otherwise distributed by them pursuant to the license(s) granted hereunder shall bear a legal or proprietary rights notice in such form as may be reasonably requested by and to the extent directed by Allegiance from time to time.

         (d) TERMINATION OF LICENSES. The licenses granted in SECTION 8.1 may be terminated by Allegiance only under the following conditions:

         (i) BREACH. If Baxter or its Subsidiaries are in breach or default of a material term of this SECTION 8.1 which breach or default continues for sixty (60) days after written notice thereof by Allegiance, Allegiance may terminate the license granted pursuant to this SECTION 8.1, PROVIDED that such termination shall be limited to those Licensed Allegiance Intellectual Property rights that relate to the uncured breach.

         (ii) DIVESTITURE. If Baxter or its Subsidiaries sell, assign, transfer or otherwise divest themselves of ownership of any business units or product lines that use or are manufactured under the Licensed Allegiance Intellectual Property, the licenses granted in this SECTION 8.1 may be assigned, but only with respect to the divested products or new products that are substitutes for or line extensions of such products, and only with the written consent of Allegiance, which consent shall not be unreasonably withheld. Allegiance shall have no obligation to consent to the transfer of such license to any entity that is a competitor of Allegiance or any of its Subsidiaries in the field in which Allegiance uses the Intellectual Property that is the subject of the license.

         (iii) CHANGE OF CONTROL. If more than 30% of the voting stock of Baxter or any Affiliate thereof is acquired, directly or indirectly, by a competitor of Allegiance in the field in which Allegiance or its Subsidiaries are then using the Licensed Allegiance Intellectual Property, then by written notice to Baxter Allegiance may (A) in the case of the acquisition of the voting stock of Baxter, terminate the license granted pursuant to this SECTION 8.1 in its entirety, or (B) in the case of the acquisition of the voting stock of an Affiliate terminate the license granted pursuant to this SECTION 8.1 only with respect to such Affiliate.

         Section 8.2  LICENSE OF BAXTER INTELLECTUAL PROPERTY TO ALLEGIANCE.

         (a) GRANT OF LICENSE. Baxter and its Subsidiaries hereby grant, and Allegiance and its Subsidiaries hereby accept and retain, a perpetual, nonexclusive, fully paid-up, worldwide right and license to use, manufacture, make, have made for Allegiance (provided that any disclosure to a third party contract manufacturer of proprietary or confidential information of Baxter shall be pursuant to a confidentiality agreement in a form consistent with the terms of SECTION 10.4 herein), sell and otherwise practice the patents, patent applications, nonpatented inventions, copyrights, trade secrets, technical data, know-how, and other Intellectual Property Rights set forth on SCHEDULE 8.2(a), attached hereto and incorporated herein (hereinafter, the "Licensed Baxter Intellectual Property") in connection with the Allegiance Products Actually Using the Licensed Baxter Intellectual Property as of the Spin-Off Date, including new products which are substitutes for, or line extensions of, such products. For the purposes of this SECTION 8.2, Allegiance will be deemed to be "Actually Using" Licensed Baxter Intellectual Property if as of the Spin-Off
Date: (i) it is manufacturing a product incorporating the Licensed Baxter Intellectual Property; or (ii) a product incorporating the Licensed Baxter Intellectual Property is under development and the use of other Intellectual Property Rights by Allegiance would require substantial additional expense; provided, however, that Allegiance will not be deemed to be "Actually Using" Licensed Baxter Intellectual Property if the sole use thereof is to manufacture a product for Baxter.

         (b)  OWNERSHIP OF THE LICENSED BAXTER INTELLECTUAL PROPERTY.
Allegiance and its Subsidiaries acknowledge that, subject to the foregoing license, Baxter and its Subsidiaries are the sole and exclusive owner of all of right, title and interest in and to the Licensed Baxter Intellectual Property. Allegiance and its Subsidiaries agree that they will do nothing inconsistent with Baxter's and its Subsidiaries' ownership of, or rights in, the Licensed Baxter Intellectual Property. Baxter and its Subsidiaries, at their expense, agree to take all steps reasonably necessary to protect, enforce or otherwise maintain in full force and effect the Licensed Baxter Intellectual Property, including, without limitation, the filing of any required renewals and the payment of any required fees, taxes or other payments that may become due. Allegiance and its Subsidiaries shall cooperate with Baxter and its Subsidiaries in connection with such steps at Baxter's reasonable request and at Baxter's expense, including, without limitation, by obtaining execution by

Allegiance's and its Subsidiaries' employees, consultants and agents of any papers Baxter or its Subsidiaries consider necessary to enable Baxter and its Subsidiaries to protect the Licensed Baxter Intellectual Property. Allegiance and its Subsidiaries shall make their employees, consultants and agents, who have direct knowledge of facts pertaining to an invention that is the subject of a patent application or another Intellectual Property Right that is the subject of intellectual property protection, available to Baxter and its Subsidiaries at Baxter's expense for the purpose of disclosing sufficient facts for the preparation of necessary documentation required for patent applications and other protection. At Baxter's or its Subsidiaries' reasonable request and expense, Allegiance and its Subsidiaries will assist Baxter and its Subsidiaries in the preparation and review of patent documents related to the Licensed Baxter Intellectual Property to the extent that such assistance is necessary for such preparation. Allegiance and its Subsidiaries do not represent that they are qualified to provide any legal or other professional services, the providers of which must be licensed or are otherwise subject to requirements of law establishing educational, professional or similar qualifications for providers of such service. Nothing contained in this Section shall be construed as requiring Allegiance and its Subsidiaries to provide any such services. Baxter and its Subsidiaries will procure all such professional service from its own employees or third parties. Except to the extent provided otherwise in SECTION
6.4 herein, all reasonable expenses, including, without limitation, charges for staff costs, including approved travel and other expenses incurred in connection with any assistance requested by Baxter or its Subsidiaries in the preparation or prosecution of a patent will be reimbursed by Baxter and will not constitute a part of the payments for research and development work. Baxter and its Subsidiaries shall not allow the protection for any Licensed Baxter Intellectual Property to lapse without not less than three months' prior written notice to Allegiance. If Baxter so notifies Allegiance, (a) Allegiance shall have the right, but not the obligation, to take such steps to prevent such a lapse, at Allegiance's expense and in Baxter's and its Subsidiaries' name, if necessary, and (b) Baxter and its Subsidiaries shall cooperate with Allegiance and its Subsidiaries at Allegiance's and its Subsidiaries' reasonable request and at Allegiance's expense.

         (c) MARKING AND NOTICES. Allegiance and its Subsidiaries agree that any products which are manufactured, made, offered, sold or otherwise distributed by them pursuant to the license(s) granted hereunder shall bear a legal or proprietary rights notice in such form as may be reasonably requested by and to the extent directed by Baxter from time to time.

         (d) TERMINATION OF LICENSES. The licenses granted in SECTION 8.2 may be terminated by Baxter only under the following conditions:

         (i) BREACH. If Allegiance or its Subsidiaries are in breach or default of a material term of this SECTION 8.2 which breach or default continues for sixty (60) days after written notice thereof by Baxter, Baxter may terminate this Agreement, PROVIDED that such termination shall be limited to those Licensed Baxter Intellectual Property rights that relate to the uncured breach.

         (ii) DIVESTITURE. If Allegiance or its Subsidiaries sell, assign, transfer or otherwise divest themselves of ownership of any business units or product lines that use the Licensed Baxter Intellectual Property, the licenses granted in this SECTION 8.2 may be assigned, but only with respect to the divested products or new products that are substitutes for or line extensions of such products, and only with the written consent of Baxter, which consent shall not be unreasonably withheld. Baxter shall have no obligation to consent to the transfer of such license to any entity that is a competitor of Baxter or any of its Subsidiaries in the field in which Baxter uses the Intellectual Property that is the subject of the license.

         (iii) CHANGE OF CONTROL. If more than 30% of the voting stock of Allegiance or any Affiliate thereof is acquired, directly or indirectly, by a competitor of Baxter in the field in which Baxter or its Subsidiaries are then using the Licensed Baxter Intellectual Property, then by written notice to Allegiance Baxter may (A) in the case of the acquisition of the voting stock of Allegiance, terminate the license granted pursuant to this
    SECTION 8.2 in its entirety, or (B) in the case of the acquisition of the voting stock of an Affiliate, terminate the license granted pursuant to this SECTION 8.2 only with respect to such Affiliate.

         Section 8.3 USE OF BAXTER TRADE NAMES AND TRADEMARKS. (a) Allegiance and its Subsidiaries shall discontinue use of the names "Baxter," "Baxter Healthcare," "Baxter International Inc." and all other trademarks, service marks and trade names owned by or licensed to Baxter (the "Baxter Marks") as follows:

         (i) Allegiance and its Subsidiaries will cease use of the Baxter Marks on or in connection with materials other than labels of Allegiance Products, including, by way of example and not limitation, signs, stationery, trucks, and customer brochures, on or before December 31, 1997.

         (ii) Allegiance and its Subsidiaries will cease use of the Baxter Marks on or in connection with Allegiance Products containing latex as soon as practical, but in no event later than March 31, 1997 with respect to gloves manufactured after that date and June 30, 1997 with respect to other products containing, as a significant component, natural rubber latex manufactured after that date.

         (iii) Allegiance and its Subsidiaries will cease use of the Baxter Marks on or in connection with products of the type subject to regulation under Section 351 of the Public Health Service Act ("Biologics"), if any, as soon as practical, but in no event later than March 31, 1997 with respect such products manufactured after that date.

         (iv) Allegiance and its Subsidiaries will cease use of the Baxter Marks on or in connection with high volume products, namely, those products which constitute 80% of Allegiance's product volume and a minimum of 80% of the total number of product code product labels, as of December 31, 1997.

         (v) Allegiance and its Subsidiaries will cease use of the Baxter marks on or in connection with all other products as of June 30, 1998, in that neither Allegiance nor its Subsidiaries shall quality control release any products bearing any of the Baxter Marks after such date.

         (b) Any use of the Baxter Marks by Allegiance or its Subsidiaries pursuant to the above terms and conditions shall be in the same form as existed prior to the Spin-Off Date and any products or processes offered by Allegiance or its Subsidiaries for sale under the Baxter Marks shall meet the same product specifications and quality assurance standards as existed prior to the Spin-Off Date. Any new label copy created after the Spin-Off Date or the development of which is in progress as of the Spin-Off Date, shall not bear any of the Baxter Marks.


                     ARTICLE IX.  EMPLOYEES AND EMPLOYEE BENEFITS

         Section 9.1 ALLEGIANCE EMPLOYEES. SCHEDULE 9.1 describes or otherwise identifies all Allegiance Employees. The Parties recognize that
SCHEDULE 9.1 includes Inactive Employees other than persons with a "PD" status code.

         Section 9.2 EMPLOYMENT OF ALLEGIANCE EMPLOYEES. On the Spin-Off Date, Allegiance shall, or shall cause its Subsidiaries to, employ or continue to employ each Allegiance Employee. Allegiance and Baxter (and their Subsidiaries) shall use their reasonable efforts to accomplish any transfers of employment required by this SECTION 9.2 in a timely manner. Active Allegiance Employees shall be paid by Allegiance or one of its Subsidiaries at the salary and wage rate levels (including but not limited to bonus programs) paid by Baxter or its Subsidiaries as of the Spin-Off Date; PROVIDED, HOWEVER, that Allegiance (or the applicable Allegiance Subsidiary) retains the right to determine the compensation of Allegiance Employees after the Spin-Off Date.

         Section 9.3  TERMINATIONS/LAYOFF/SEVERANCE.  (a)   Allegiance
Employees shall not be eligible for any severance benefits from Baxter or its Subsidiaries or Affiliates as a result of either their employment by Allegiance or its Subsidiaries or Affiliates or their subsequent termination of employment with Allegiance or its Subsidiaries or Affiliates. Notwithstanding the foregoing, Baxter and Allegiance have agreed on the payment of certain severance costs as provided in SECTION 9.3(d).

         (b) Any Allegiance Employee who receives a written notice prior to the Spin-Off Date regarding such employee's termination of employment on a fixed date between the Spin-Off Date and January 31, 1997 from Allegiance or any of its Subsidiaries shall be eligible to receive from Allegiance (or the applicable Allegiance Subsidiary) severance pay which is calculated with the formula used under the Baxter Severance Pay Plan. No Allegiance business unit shall notify any Allegiance Employee prior to the Spin-Off Date that such person shall terminate employment with Allegiance or any of its Subsidiaries on a fixed date which is after January 31, 1997. The manner in which this SECTION 9.3(b) is implemented shall be governed by the terms of the Allegiance Severance Pay Plan.

         (c) Effective as of the Spin-Off Date, Allegiance (or the applicable Allegiance Subsidiary) shall have the obligation to reimburse Baxter for the severance benefits paid by Baxter under the Baxter Severance Pay Plan to any employee who was terminated by Baxter prior to the Spin-Off Date while employed in any Allegiance Business unit who is receiving severance benefits under the Baxter Severance Pay Plan as of the Spin-Off Date. Allegiance (or the applicable Allegiance Subsidiary) shall have the obligation to pay severance benefits to any employee terminated by Allegiance after the Spin-Off Date who is eligible to receive severance benefits under the Allegiance Severance Pay Plan.

         (d) Baxter and Allegiance shall each be responsible for the payment of one-half of the severance of Allegiance Employees who currently provide IV customer service functions in field locations who are terminated without cause within six months following the Spin-Off Date.


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

         Section 9.4 INTERNATIONAL ALLEGIANCE EMPLOYEES. All issues relating to any person who, immediately prior to the Spin-Off Date, is employed by a Transferred Subsidiary in a foreign jurisdiction shall be addressed in connection with the transactions applicable to such Transferred Subsidiary and are outside the scope of this Agreement.

         Section 9.5 EMPLOYMENT SOLICITATION. During the period beginning on the Spin-Off Date and ending one year after the Spin-Off Date, neither Baxter nor Allegiance shall, or shall permit any of their respective Subsidiaries or agents to, directly or indirectly, without the prior written consent of the other, actively solicit or recruit for employment any then current employee of the other or of any of the other's Subsidiaries. However, nothing contained in this clause shall (a) prohibit the hiring of any employee who in good faith is believed to be actively seeking employment on his or her own initiative without prior contact initiated by any employee or agent of the company where employment is sought, or any of such company's Affiliates, provided that such employee has obtained authorization from an officer (or a direct report to a current officer) of his or her current employer; or (b) prohibit Baxter or Allegiance or any of their respective Subsidiaries from hiring any person who has terminated employment with the other company. After one year after the Spin-Off Date, the foregoing restriction shall not apply.

         Section 9.6 WARN ACT. Allegiance and its Subsidiaries agree that they shall not, at any time during the 90-day period following the Spin-Off Date, effectuate (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or operating units within any site of employment of the Allegiance Business or (ii) take any action to precipitate a "mass layoff" as defined in the WARN Act affecting any site of employment of the Allegiance Business, except, in either case, after complying fully with the notice and other requirements of the WARN Act. Allegiance agrees to indemnify Baxter and its Subsidiaries and to defend and hold Baxter and its Subsidiaries harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including attorney's fees and other costs of defense) which Baxter and its Subsidiaries may incur in connection with any suit or claim of violation brought against Baxter under the WARN Act, which relate in whole or in part to actions taken by Allegiance or its Subsidiaries with regard to any site of employment of Allegiance or operating units within any site of employment of the Allegiance Business.

         Section 9.7 LEAVE OF ABSENCE POLICIES. (a) Through the Spin-Off Date, Baxter and its Subsidiaries shall be responsible for administering compliance with the Baxter leave of absence policies with respect to Allegiance Employees.

         (b) Effective immediately after the Spin-Off Date: (i) Allegiance shall adopt, and shall cause each Allegiance Subsidiary to adopt, its own leave of absence policies; (ii) Allegiance shall honor, and shall cause each Allegiance Subsidiary to honor, all terms and conditions of leaves of absence which have been granted to any Allegiance Employee under a Baxter leave of absence policy before the Spin-Off Date by Baxter or any of its Subsidiaries, including such leaves that are to commence after the Spin-Off Date where Baxter or any of its Subsidiaries has approved such leave or where an employee has submitted appropriate paperwork to Baxter or any of its Subsidiaries for such leave prior to the Spin-Off Date; (iii) Allegiance and its Subsidiaries shall be solely responsible for administering leaves of absence policies and compliance with all applicable laws with respect to their employees; and (iv) Allegiance and its Subsidiaries shall recognize all periods of service of Allegiance Employees with Baxter or any of its Subsidiaries, as applicable, to the extent such service is recognized by Baxter or its Subsidiaries for the purpose of eligibility for leave entitlement under the Baxter leave of absence policies; PROVIDED, HOWEVER, that no duplication of benefits shall be required by the foregoing.

         (c) As soon as administratively possible after the Spin-Off Date and upon request to Baxter's Senior Vice President of Human Resources, Baxter shall provide to Allegiance copies of all records pertaining to the Baxter leave of absence policies with respect to all Allegiance Employees to the extent such records have not been provided previously to Allegiance or one of its Subsidiaries.

         Section 9.8 WITHDRAWAL FROM PARTICIPATION IN BAXTER PLANS AND ESTABLISHMENT OF ALLEGIANCE PLANS. (a) Effective as of the Spin-Off Date, Allegiance and its Subsidiaries shall cease to be participating employers in the Baxter Plans and shall take any and all action necessary to effectuate their withdrawal as participating employers under the terms of such plans. Each Allegiance Employee shall cease accruing benefits under the Baxter Plans as of the Spin-Off Date (other than imputed compensation taken into account under the Baxter Pension Plan from the Spin-Off Date through December 31, 1996).

         (b) Effective as of the Spin-Off Date, Allegiance or any Allegiance Subsidiary shall establish its own employee benefit plans for the benefit of eligible employees of Allegiance and its Subsidiaries, including but not limited to the Allegiance


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Retirement Plan, the Allegiance Welfare Plans and the Allegiance 1996 Incentive
Compensation Program, as described in the Registration Statement.

         Section 9.9 TRANSFER OF SAVINGS PLAN ACCOUNT BALANCES. Subject to applicable law and the provisions of the Baxter Savings Plan, effective as of the first day of the first calendar month following the Spin-Off, or effective as of any other date as agreed to in writing by the plan administrator for the Baxter Savings Plan and the plan administrator for the Allegiance Retirement Plan, the account balances (including outstanding loans) of all Baxter Savings Plan participants who are Allegiance Employees shall be spun off from the Baxter Savings Plan and merged into the Allegiance Retirement Plan (the "Transferred Accounts"). The plan administrator for the Allegiance Retirement Plan shall distribute any amounts from such Transferred Accounts which may be necessary in order for the Baxter Savings Plan to satisfy any requirements of applicable law (including, but not limited to, nondiscrimination rules) as instructed by the plan administrator for the Baxter Savings Plan. The plan administrator for the Allegiance Retirement Plan shall take any other action reasonably requested by the plan administrator for the Baxter Savings Plan which is necessary or advisable, in the opinion of the plan administrator for the Baxter Savings Plan, to maintain the tax-qualified status of the Baxter Savings Plan or to avoid the imposition of any penalties with respect to such plan.

         Section 9.10 ENTITLEMENT TO DISTRIBUTIONS UNDER PENSION PLAN. Each Allegiance Employee shall be treated as having terminated employment with an "Employer" as defined in the Baxter Pension Plan effective as of the Spin-Off Date and shall be fully vested in his or her accrued benefit under the Baxter Pension Plan as of such date; PROVIDED, HOWEVER, that no such employee shall be treated as terminated for purposes of eligibility to receive plan distributions until such employee is no longer eligible to have compensation with Allegiance (or the applicable Allegiance Subsidiary) count for purposes of determining benefits under the Baxter Pension Plan.

         Section 9.11 WELFARE BENEFITS PROVIDED UNDER ALLEGIANCE PLANS. (a) Each employee of Allegiance or any of its Subsidiaries who is eligible to participate in the Allegiance Welfare Plans shall be credited with (1) deductibles and co-payments paid by such employee during the plan year commencing April 1, 1996 under the Baxter Medical Plan (including dental benefits) and (2) periods of service with any Baxter Group member for all purposes under such plan. Amounts paid under the Baxter Medical Plan which are taken into account for purposes of determining each Allegiance Employee's lifetime maximum under such plan shall be taken into account for purposes of determining


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

such Allegiance Employee's lifetime maximum benefits under the Allegiance Medical Plan.

         (b) Baxter (or the applicable Baxter Subsidiary) shall pay all costs associated with the provision of disability benefits to any employee or former employee of Allegiance or any of its Subsidiaries who as of the Spin-Off Date is totally and permanently disabled. Allegiance (or the applicable Allegiance Subsidiary) shall pay all costs associated with the provision of disability benefits to any employee or former employee of Allegiance or any of its Subsidiaries other than the persons described in the first sentence of this
SECTION 9.11(b); Allegiance (or the applicable Allegiance Subsidiary) shall provide benefits to any such persons who on the Spin-Off Date are entitled to receive disability benefits in an amount equal to the benefits such persons would have received if they had remained covered under the Baxter Plans during the period of such disability leave. Notwithstanding the foregoing, any Allegiance Employee receiving benefits under the Baxter Long-Term Disability Insurance Plan on the Spin-Off Date shall continue to receive benefits under the terms of such plan and the insurance contract used to fund such plan, and neither Allegiance nor any Allegiance Subsidiary shall be charged for the payment of such benefits. As of the Spin-Off Date, Allegiance (or the applicable Allegiance Subsidiary) shall assume all liabilities determined under FAS 112 relating to all Allegiance Employees.

         (c) Baxter (or the applicable Baxter Subsidiary) shall pay all claims under the Baxter Medical Plan (including dental benefits) which as of the Spin-Off Date have been incurred but not paid relating to employees of Allegiance and its Subsidiaries, but only if claims for such costs are submitted in written form to the authorized agents of Baxter (or the applicable Baxter Subsidiary) during the nine-month period beginning on the Spin-Off Date.

         (d) Baxter (or the applicable Baxter Subsidiary) shall pay all costs associated with the provision of benefits under the terms of the Baxter Retiree Welfare Plan for all persons who as of the Spin-Off Date have satisfied the age and service eligibility requirements for receiving benefits under such plan. Allegiance (or the applicable Allegiance Subsidiary) shall assume and pay all costs associated with the provision of retiree welfare benefits for all employees of Allegiance and its Subsidiaries who after the Spin-Off Date satisfy the age and service eligibility requirements under the corresponding Allegiance plan, if any, for receiving such benefits.

         (e) Effective as of the Spin-Off Date, the account balances (including assets and liabilities) of all participants in the Baxter Cafeteria Plans who are Allegiance Employees shall


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

be spun off from the Baxter Cafeteria Plans and merged into the corresponding cafeteria plans which are established by Allegiance or the applicable Allegiance Subsidiary.

         Section 9.12 STOCK PURCHASE PLAN. Except as otherwise provided in the plan, on the Spin-Off Date, employees of Allegiance and its Subsidiaries shall not be eligible to purchase Baxter Common Stock under the terms of the Baxter Stock Purchase Plan.

         Section 9.13 WORKERS' COMPENSATION. As soon as administratively practicable following the Spin-Off Date but in no event later than December 31, 1996, a Senior Vice President of each of the Parties shall agree upon the allocation between the Parties of responsibility and liability for workers' compensation claims and expenses relating to employees and former employees of the Parties and their respective Subsidiaries.

         Section 9.14 VACATION PAY POLICY. After the Spin-Off Date, it is expected that Allegiance shall maintain for its employees and employees of its Subsidiaries a vacation pay policy and Allegiance (or the applicable Allegiance Subsidiary) shall be responsible for costs incurred to provide vacation pay to employees of Allegiance and its Subsidiaries following such date. Allegiance (or the applicable Allegiance Subsidiary) shall assume any and all Baxter liabilities to provide to Allegiance Employees vacation which such persons accrued under the Baxter vacation pay policy as of the Spin-Off Date, and no payment of such accrued vacation pay shall be made by Baxter (or the applicable subsidiary) on the Spin-Off Date.

         Section 9.15 NON-QUALIFIED DEFERRED COMPENSATION PLANS. Baxter (or the applicable Baxter Subsidiary) shall assume the liability to provide benefits accrued as of the Spin-Off Date under the Baxter and Subsidiaries Supplemental Pension Plan with respect to all Allegiance Employees. Allegiance (or the applicable Subsidiary) shall assume the liability to provide benefits accrued under the Baxter and Subsidiaries Incentive Investment Excess Plan and the Baxter and Subsidiaries Deferred Compensation Plan with respect to Allegiance Employees. No assets shall be transferred between the Parties with respect to the plans listed in this SECTION 9.16; PROVIDED, HOWEVER, that Baxter shall receive a balance sheet credit for the amounts assumed in the first sentence of this Section.

         Section 9.16 INFORMATION TO BE PROVIDED TO BAXTER. Allegiance (or the applicable Allegiance Subsidiary) shall provide any information which Baxter (or any Baxter Subsidiary) may reasonably request, including but not limited to information relating to dates of termination of employment, in order to provide benefits to any eligible employee of Allegiance or any of


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

its Subsidiaries under the terms and conditions described herein or under the applicable Baxter Plans. Any information relating to an employee's termination of employment shall be provided by Allegiance (or the applicable Allegiance Subsidiary) to Baxter as soon as available to Allegiance or any of its Subsidiaries, but in any event no later than 30 days after such information is made available to Allegiance or any such Subsidiaries. Allegiance (or the applicable Allegiance Subsidiary) shall, as necessary, update the system used to keep such information in such timely manner as is required to administer the Baxter Plans.

         Section 9.17 CORPORATE ACTION; DELEGATION OF AUTHORITY. Any action taken by the Senior Vice President of Human Resources shall be considered to be action taken by either Baxter or Allegiance or their respective Subsidiaries for purposes of this ARTICLE IX. Without limiting the foregoing, the Chief Executive Officer of Baxter or Allegiance or their respective Subsidiaries may delegate in writing to any other person the authority to act on behalf of Baxter or Allegiance, respectively, or their respective Subsidiaries, with respect to actions required under the terms of this ARTICLE IX.

         Section 9.18 SPLIT-DOLLAR LIFE INSURANCE. Effective as of the Spin-Off Date, Baxter (or the applicable Baxter Subsidiary) shall transfer to Allegiance (or the applicable Allegiance Subsidiary) all split-dollar life insurance policies relating to, and Allegiance (or the applicable Allegiance Subsidiary) shall assume all liabilities associated with the provision of such split-dollar life insurance to, any Allegiance Employee who as of such date had met the eligibility requirements under such policies (I.E., any Allegiance Employee who has accumulated 65 points for purposes of determining the amount of benefits accrued under the Baxter Pension Plan).


                          ARTICLE X.  ACCESS TO INFORMATION

         Section 10.1  ACCESS TO INFORMATION.

         (a) ACCESS TO FINANCIAL INFORMATION. At all times from and after the Spin-Off Date for a period of ten years, (1) Baxter, upon reasonable notice, shall afford Allegiance, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at Allegiance's expense, provide copies of, all records, books, contracts, instruments, data, documents and other information (collectively, "Information") relating to Allegiance or any of its Subsidiaries, the Allegiance Business or the Allegiance Employees within Baxter's possession or control immediately following the Spin-Off Date, insofar as such access or copies are required by Allegiance, and (2) Allegiance, upon reasonable notice, shall afford to Baxter, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at Baxter's expense, provide copies of, Information relating to Baxter or any of its Subsidiaries, the Retained Business or any employees of Baxter or any of its Subsidiaries within Allegiance's possession or control immediately following the Spin-Off Date insofar as such access or copies are required by Baxter. Information may be requested under this SECTION 10.1(a) for audit, accounting, claims defense, regulatory filings, litigation and tax purposes, for purposes of fulfilling disclosure and reporting obligations, for compensation, benefit or welfare plan administration and for other proper business purposes but not for competitive purposes. Baxter and Allegiance shall maintain the Information in the same way that Baxter maintains similar material relating to the ongoing business of Baxter. The provisions of this ARTICLE X shall not prejudice the rights or obligations of the Parties under the Tax Sharing Agreement or any of the Operating Agreements.

         (b) ACCESS TO TECHNICAL INFORMATION AND DATA. Prior to the Spin-Off Date, Allegiance and its Subsidiaries had access to technical information and data compilations including, without limitation, the materials testing registry ("MTR"), the Chemical and Toxicology data and the Baxter Materials Database, concerning, INTER ALIA, materials and formulations accumulated and maintained by Baxter and its Subsidiaries. For the period beginning on the Spin-Off Date and ending on the earlier to occur of the tenth anniversary of the Spin-Off Date or the termination of the license granted pursuant to SECTION 8.2(d), Allegiance and its Subsidiaries shall have reasonable access to the technical information and data compilations of Baxter and its Subsidiaries in existence on the Spin-Off Date, and services available therethrough, reasonably necessary for the Allegiance Products and products under development by Allegiance or its Subsidiaries, including the right to make copies and abstracts thereof for its business purposes in relation to such products.

         (c) LIMITATIONS. Baxter makes no representations or warranties, express or implied, about the accuracy, completeness, adequacy or sufficiency of the financial and technical information and data compilations and EXPRESSLY DISCLAIMS ALL WARRANTIES WHATSOEVER, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS EACH SUCH WARRANTY, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSES. The rights of access pursuant to this SECTION 10.1 shall not include, however, such information of Baxter and its Subsidiaries relating to (1) products, materials and components under development by Baxter and its Subsidiaries; (2) information pertaining to potential acquisitions, divestitures and other business arrangements of Baxter and its Subsidiaries; (3) studies and investigations being undertaken by Baxter and its Subsidiaries for its or their own benefit or for the benefit of a third party; and (4) information and data Baxter and its Subsidiaries are obligated to a third-party to maintain in confidence. Allegiance and its Subsidiaries agree to abide by and adhere to all reasonable requirements and limitations imposed by Baxter and its Subsidiaries in respect of the information and data compilations and access thereto and utilization of services available through such compilations. Neither Allegiance nor any of its Subsidiaries shall have any right to, and Allegiance agrees and agrees to cause of each of its Subsidiaries not to, make, have made, use or sell any products incorporating the technical information and data accessible to Allegiance and its Subsidiaries pursuant to SECTION 10.1(b) hereof, unless expressly conveyed pursuant to SECTION 4.2(vii), 5.3(i) or 8.2(a).

         Section 10.2 PRODUCTION OF WITNESSES. At all times from and after the Spin-Off Date, each Party shall use its reasonable efforts to make available to the other Party (without cost (other than reimbursement of actual out-of-pocket expenses) to, and upon prior written request of, the other Party) its officers, directors, employees and agents as witnesses to the extent that the same may reasonably be required by the other Party in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved with respect to the Allegiance Business, the Retained Business, the Spin-Off or any related transactions.

         Section 10.3 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Spin-Off Date, Baxter shall deliver to Allegiance or one or more of its Subsidiaries all corporate books and records of Allegiance and its Subsidiaries and copies of all corporate books and records of Baxter relating to the Allegiance Business, including in each case all active agreements, litigation files and government filings. From and after the Spin-Off Date, all books, records and copies so delivered shall be the property of Allegiance or such Subsidiaries.

         Section 10.4 CONFIDENTIALITY. (a) From and after the Spin-Off Date, each of Baxter and Allegiance shall hold, and shall cause its Subsidiaries and its and their officers, employees, agents, consultants, advisors and other representatives to hold, in strict confidence all non-public information concerning the other Party or any of its Subsidiaries or Affiliates obtained by it prior to the Spin-Off Date, accessed by it pursuant to SECTION 10.1 hereof, or furnished to it by the other Party or any of its Subsidiaries or Affiliates pursuant to this Agreement or any agreement or document contemplated hereby, including, without limitation, any trade secrets, technology, know-how-and other non-public, proprietary intellectual property rights licensed pursuant to SECTIONS 8.1 and 8.2 herein, and shall not release or disclose such information to any other Person, except its representatives, who shall be bound by the provisions of this SECTION 10.4; PROVIDED, HOWEVER, that Baxter and Allegiance and their respective Subsidiaries, officers, employees, agents, consultants, advisors and representatives may disclose such information if, and only to the extent that, (a) a disclosure of such information is compelled by judicial or administrative process or, in the opinion of such Party's counsel, by other requirements of law (in which case the disclosing party will provide, to the extent practicable under the circumstances, advance written notice to the other Party of its intent to make such disclosure), or (b) such Party can show that such information (i) is published or is or otherwise becomes available to the general public as part of the public domain without breach of this Agreement; (ii) has been furnished or made known to the recipient without any obligation to keep it confidential by a third party under circumstances which are not known to the recipient to involve a breach of the third party's obligations to a Party hereto; (iii) was developed independently of information furnished to the recipient under this Agreement; or
(iv) in the case of information furnished after the Spin-Off Date, was known to the recipient at the time of receipt thereof from the other Party.

         (b) Each Party (the "first Party") acknowledges that the other Party would not have an adequate remedy at law for the breach by the first Party of any one or more of the covenants contained in this SECTION 10.4 and agrees that, in the event of such breach, the other Party may, in addition to the other remedies which may be available to it, apply to a court for an injunction to prevent breaches of this SECTION 10.4 and to enforce specifically the terms and provisions of this Section. Notwithstanding SECTION 13.1 hereof, the provisions of this SECTION 10.4 shall survive the Spin-Off Date indefinitely.

         Section 10.5 PRIVILEGED MATTERS. (a) Each of Baxter and Allegiance agree to maintain, preserve and assert all privileges, including, without limitation, privileges arising under or relating to the attorney-client relationship (which shall include without limitation the attorney-client and work product privileges), not heretofore waived, that relate to the Allegiance Business and the Transferred Services for any period prior to the Spin-Off Date ("Privilege" or "Privileges"). Each Party agrees that it shall not waive any Privilege that could be asserted under applicable law without the prior written consent of the other Party. The rights and obligations created by this SECTION
10.5 shall apply to all information relating to the Allegiance Business as to which, but for the Spin-Off, either Party would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including


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

without limitation, any and all information generated prior to the Spin-Off Date but which, after the Spin-Off, is in the possession of either Party; and (2) all information generated, received or arising after the Spin-Off Date that refers to or relates to Privileged Information generated, received or arising prior to the Spin-Off Date.

         (b) Upon receipt by either Party of any subpoena, discovery or other request that may call for the production or disclosure of Privileged Information or if either Party obtains knowledge that any current or former employee of Baxter or Allegiance has received any subpoena, discovery or other request that may call for the production or disclosure of Privileged Information, such Party shall notify promptly the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it may have under this SECTION 10.5 or otherwise to prevent the production or disclosure of Privileged Information. Each Party agrees that it will not produce or disclose any information that may be covered by a Privilege under this SECTION 10.5 unless (1) the other Party has provided its written consent to such production or disclosure (which consent will not be unreasonably withheld), or (2) a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

         (c) Baxter's transfer of books and records and other information to Allegiance, and Baxter's agreement to permit Allegiance to possess Privileged Information occurring or generated prior to the Spin-Off Date, are made in reliance on Allegiance's agreement, as set forth in this SECTION 10.5, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to SECTION 10.1, the agreement to provide witnesses and individuals pursuant to SECTION 10.2 and the transfer of Privileged Information to Allegiance pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this SECTION 10.5 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Baxter in, or the obligations imposed upon Allegiance by, this
SECTION 10.5.


                    ARTICLE XI.  CONDITIONS PRECEDENT TO SPIN-OFF

         The obligation of Baxter to effect the Spin-Off is subject to the satisfaction or the waiver by Baxter (if permissible) at or prior to the Spin-Off Date of each of the following conditions:

         Section 11.1 TAX RULING. Baxter shall have received a ruling from the United States Internal Revenue Service or, at Baxter's discretion, an opinion of tax counsel, substantially to the effect that no income, gain or loss will be recognized by Baxter or its stockholders (other than with respect to cash received in lieu of fractional shares) upon the distribution to Baxter's stockholders of shares of Allegiance Common Stock.

         Section 11.2 NO ACTIONS. No action shall have been instituted or threatened by or before any court or administrative body to restrain, enjoin or otherwise prevent the Spin-Off or the other transactions contemplated hereby (including but not limited to a stop order with respect to the effectiveness of the Registration Statement), and no order, injunction or decree issued by any court of competent jurisdiction shall be in effect restraining the Spin-Off or such other transactions.

         Section 11.3 NYSE LISTING. The Allegiance Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

         Section 11.4 OPINIONS OF FINANCIAL ADVISOR. The Board of Directors of Baxter shall have received written opinions of CS First Boston Corporation to the effect that (i) the Spin-Off will not have a material adverse effect on the financial viability of Baxter after the Spin-Off or of Allegiance through the period ending December 31, 1998 and (ii) the Spin-Off is fair to the stockholders of Baxter from a financial point of view, which opinions shall not have been withdrawn or modified.

         Section 11.5 CONSENTS. All material authorizations, consents, approvals and clearances of all federal, state, local and foreign governmental agencies required to permit the valid consummation of the transactions contemplated herein shall have been obtained without any conditions being imposed that would have a material adverse effect on Allegiance.

         Section 11.6 REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order shall have been issued or threatened.

         Section 11.7 NEW CREDIT FACILITY. The definitive agreements governing the Allegiance Credit Facility shall have been executed.

         Section 11.8 PRE-SPIN-OFF TRANSACTIONS. The pre-Spin-Off transactions contemplated by ARTICLES III, IV and V of this Agreement shall have been consummated in all material respects.

         Section 11.9 ANCILLARY AGREEMENTS. Each of the Tax Sharing Agreement and the Operating Agreements shall have been executed and each of such agreements shall be in full force and effect.

         Section 11.10 RESIGNATIONS. Baxter shall cause all of its designees to resign or to be removed as officers and from all Boards of Directors or similar governing bodies of Allegiance and its Affiliates and any Transferred Subsidiary on which they serve.

         Section 11.11 BOARD APPROVAL. The Board of Directors of Baxter shall have approved the declaration of the Spin-Off.

         Section 11.12 ELECTION OF ALLEGIANCE BOARD. The Board of Directors of Allegiance as set forth on EXHIBIT J shall have been duly elected.

         Section 11.13 SATISFACTION OF CONDITIONS. The satisfaction of such conditions shall not create any obligations on the part of Baxter or any other party hereto to effect the Spin-Off or in any way limit Baxter's power of termination set forth in SECTION 15.9.


                            ARTICLE XII.  EXPENSES; TAXES

         Section 12.1 ALLOCATION OF EXPENSES. (a) Except as otherwise provided in this Agreement or any other agreement contemplated hereby, or as otherwise agreed to in writing by the Parties, all fees and expenses incurred in connection with the transactions contemplated hereby or thereby shall be paid by Baxter. Specifically, (i) Baxter shall absorb all costs associated with the dedication of internal resources and personnel to such transactions at all times prior to the Spin-Off Date, (ii) Baxter will pay all fees and expenses which are directly related to the implementation of the Spin-Off transactions on or prior to the Spin-Off Date, and certain agreed software contractor fees and expenses after the Spin-Off, and (iii) Allegiance will pay all fees and expenses with respect to services for which Allegiance procures and receives the primary benefit prior to and after the Spin-Off Date.

         (b) Notwithstanding SECTION 12.1(a) above, Baxter shall be solely responsible for the following costs incurred in connection with the transactions contemplated hereby: (i) the reasonable fees and expenses of Sidley & Austin in connection with its representation of Baxter; (ii) the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom in connection with its representation of Baxter relating to the tax ruling and the opinion of counsel on tax matters; (iii) the reasonable fees and expenses of Goldman Sachs & Co., First Chicago Bank and Bank of America, N.A. relating to their financial advisory services rendered to Baxter; (iv) the reasonable fees and expenses of CS First Boston Corporation and Lehman Brothers Inc. relating to their financial advisory services rendered to Baxter; (v) the reasonable fees and expenses of Price Waterhouse LLP in connection with its audit and tax services rendered to Baxter;
(vi) the reasonable fees and expenses of Towers, Perrin and Hewitt Associates in connection with their consulting services relating to benefits plans rendered to Baxter; (vii) all SEC registration and "blue sky" filing fees associated with the Registration Statement; (viii) the printing, mailing and distributing the Information Statement to Baxter's stockholders; (ix) the reasonable fees and expenses of Allegiance's transfer agent and registrar relating to the initial issuance of Allegiance Shares as a dividend to Baxter's stockholders, (x) the NYSE listing fees for the Allegiance Shares; (xi) the design and initial printing of certificates of the Allegiance Shares; (xii) the initial distribution of the certificates of Allegiance Common Stock as a dividend to Baxter stockholders; (xiii) the development, search and registration of the name "Allegiance"; (xiv) third party vendors for software licenses; (xv) retention bonuses to employees in the amount of $5,271,174; (xvi) employee relocation expenses in an amount not to exceed $3,500,000; and (xvii) various international professional services directly related to the Spin-Off transactions.

         (c) Notwithstanding SECTION 12(a)(i) above, Allegiance shall be solely responsible for all fees, expenses and other costs incurred in connection with the transactions contemplated hereby related to: (i) the reasonable fees and expenses of McDermott, Will & Emery in connection with its representation of Allegiance relating to the creation of benefits plans; (ii) the reasonable fees and expenses of Bank of America, N.A. relating to their syndication and arrangement of revolving credit facilities for Allegiance; (iii) the reasonable fees and expenses of Goldman Sachs & Co. for advisory services rendered to Allegiance; and (iv) the reasonable fees or expenses of any financial advisors retained by Allegiance in connection with any "road shows" or presentations to investors.

         Section 12.2 TAXES. Baxter will determine the amount of sales, transfer, V.A.T. or other similar taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and real estate recording fees but not patent, copyright and trademark recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). Baxter and/or Allegiance as the case may be, agree to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes. Subject to exceptions, if any, agreed to in the Tax Sharing Agreement,

Baxter shall be responsible for the payment of the Transaction Taxes.

         Section 12.3 DIRECTORS' AND OFFICERS' INSURANCE. Baxter shall use reasonable efforts to cause the persons currently serving as officers and/or directors of Baxter or any of its Subsidiaries to be covered for a period of six years from the Spin-Off Date by the directors' and officers' liability insurance policy maintained by Baxter (including corporate reimbursement) (PROVIDED that Baxter may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to matters covered under the existing policy occurring prior to the Spin-Off Date which were committed by such officers and/or directors in their capacity as such; PROVIDED, HOWEVER, that in no event shall Baxter be required to expend with respect to any year more than 200% of the current annual premium expended by Baxter (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and PROVIDED, FURTHER, that if Baxter is unable to maintain or obtain the insurance called for by this SECTION 12.3, Baxter shall use reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount. In the event Baxter or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Baxter assume the obligations set forth in this SECTION 12.3. The provisions of this SECTION 12.3 are intended to be for the benefit of, and shall be enforceable by, each such officer and director and his or her heirs and representatives. As provided in SECTION 13.5, any amount Allegiance is required to pay to Baxter as an indemnity under this Agreement is reduced to the extent Baxter receives insurance proceeds from the above coverage, but only to the extent such proceeds are actually received by Baxter.

                      ARTICLE XIII.  SURVIVAL, INDEMNIFICATION,
                               CLAIMS AND OTHER MATTERS

         Section 13.1 SURVIVAL. All covenants and agreements of Baxter and Allegiance contained in this Agreement shall survive the Spin-Off Date indefinitely, unless a specific survival or other applicable period is expressly set forth therein.


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

         Section 13.2 INDEMNIFICATION. (a) Baxter shall indemnify, defend and hold harmless Allegiance and each of its Affiliates, directors, officers, employees and agents (collectively, "Allegiance Indemnified Parties") from and against any and all Claims and Losses incurred or suffered by Allegiance (and/or one or more of the Allegiance Indemnified Parties) in connection with or arising out of or due to, directly or indirectly:

         (i) any claim that the information included in the Registration Statement or the Information Statement which relates to Baxter or the Retained Business is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, regardless of whether the occurrence, action or other event giving rise to the applicable matter took place prior or subsequent to the Spin-Off;

         (ii) the business (other than the Allegiance Business) conducted by Baxter or its Subsidiaries, Affiliates or predecessors on or at any time prior to the Spin-Off Date (including, but not limited to, any environmental liabilities associated with such business);

         (iii) the assets owned by Baxter or its Subsidiaries other than the Transferred Assets;

         (iv) the liabilities and obligations (including the Excluded Liabilities) of Baxter or its Subsidiaries other than the Assumed Liabilities;

         (v) the breach by Baxter or any of its Subsidiaries of any covenant or agreement set forth in this Agreement or any Conveyancing Instruments, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Claim or Loss took place, or whether any such loss, claim, accident, or occurrence, event or happening is known or unknown, or reported or unreported;

         (vi) Baxter's reduction, elimination or failure to provide any benefit previously provided to its employees (or employees of its Subsidiaries) and any act or omission by Baxter in connection with the transfer of assets and liabilities from the Baxter Savings Plan to the Allegiance Retirement Plan;

         (vii)  the indemnifiable matters set forth in SECTION 7.11(iii).

         (b) Allegiance shall indemnify, defend and hold harmless Baxter and each of its Affiliates, directors, officers, employees and agents (collectively, "Baxter Indemnified Parties") from and against any and all Claims and Losses incurred or suffered by Baxter (and/or one or more of the Baxter Indemnified Parties) in connection with or arising out of or due to, directly or indirectly:


         (i) any claim that the information included in the Registration Statement or Information Statement which relates to the Allegiance Business is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, regardless or whether the occurrence, action or other event giving rise to the applicable matter took place prior to or subsequent to the Spin-Off Date;

         (ii) the Allegiance Business as conducted by Baxter or its Subsidiaries, Affiliates or predecessors on or at any time prior to the Spin-Off Date;

         (iii)  the Transferred Assets;

         (iv)  the Assumed Liabilities;

         (v)  the Transferred Subsidiaries;

         (vi) the breach by Allegiance or any of its Subsidiaries of any covenant or agreement set forth in this Agreement or any Conveyancing Instrument, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Claim or Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported;

         (vii) the employee benefits provided or the actions taken or omitted to be taken with respect thereto in connection with this Agreement or otherwise relating to the provision of employee benefits to employees or former employees of Allegiance (or its Subsidiaries), their beneficiaries, alternate payees or any other person claiming benefits through them (except to the extent such Claims or Losses are specifically allocated to Baxter pursuant to SECTION 13.2(a)(vi)), including without limitation Claims or Losses arising in connection with (1) Allegiance's reduction, elimination or failure to provide any benefit previously provided to its employees or employees of any of its Subsidiaries and (2) the transfer of account balances from the Baxter Savings Plan to the Allegiance Retirement

    Plan where such Claims or Losses are incurred as a result of (1) any act or omission by Allegiance (or Allegiance's representative) or (2) a determination by the Internal Revenue Service that the Allegiance Retirement Plan is not a tax-qualified plan;

         (viii) the indemnifiable matters set forth in SECTIONS 6.3, 7.4 and 7.11(iii);

         (ix) any use of, access to or reliance upon the technical information or data made available to Allegiance or its Subsidiaries pursuant to
    SECTION 10.1(b); or

         (x)  the Unassigned Indemnifiable Contracts.

         (c) EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE INDEMNITY OBLIGATION UNDER THIS SECTION 13.2 SHALL APPLY NOTWITHSTANDING ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY INDEMNIFIED PARTY AND SHALL APPLY WITHOUT REGARD TO WHETHER THE LOSS, LIABILITY, CLAIM, DAMAGE, COST OR EXPENSE FOR WHICH INDEMNITY IS CLAIMED HEREUNDER IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY OR ARISES AS AN OBLIGATION FOR CONTRIBUTION.

         (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BAXTER BE LIABLE TO ALLEGIANCE (OR ANY ALLEGIANCE INDEMNIFIED PARTY), OR ALLEGIANCE BE LIABLE TO BAXTER (OR ANY BAXTER INDEMNIFIED PARTY), UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL (EXCEPT WITH RESPECT TO LIABILITY UNDER SECTION 7.11 HEREOF) OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS OR LOSS OR DIMINUTION OF REVENUES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEPT TO THE EXTENT THAT SUCH LIABILITY HAS BEEN ASSERTED BY A THIRD PARTY AGAINST A PARTY ENTITLED TO INDEMNIFICATION HEREUNDER.

         Section 13.3 PROCEDURE FOR INDEMNIFICATION. (a) If any third party shall make any claim or commence any arbitration proceeding or suit against any one or more of the Indemnified Parties with respect to which an Indemnified Party intends to make any claim for indemnification against Allegiance under
SECTION 13.2(b) or against Baxter under SECTION 13.2(a), such Indemnified Parties shall promptly give written notice to the Indemnifying Party of such third party claim, arbitration proceeding or suit and the following provisions shall apply.

         (b) The Indemnifying Party shall have 20 business days after receipt of the notice referred to in SECTION 13.3(a) to notify the Indemnified Party that it elects to conduct and control the defense of such claim, proceeding or suit. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest, settle or compromise such claim, proceeding or suit in the exercise of its exclusive discretion subject to the provisions of SECTION 13.3(c), and the Indemnifying Party shall, upon request from any of the Indemnified Parties, promptly pay to such Indemnified Parties in accordance with the other terms of this SECTION 13.3(b) the amount of any Claim or Loss resulting from their liability to the third party claimant. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at its sole expense, the conduct and settlement of such claim, proceeding or suit, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, PROVIDED that (i) the Indemnifying Party shall not thereby permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Party; (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Party; (iii) the Indemnifying Party shall permit the Indemnified Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such claim, proceeding or suit as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel shall be borne by the Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such claim, proceeding or suit include the Indemnified Party and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Party shall be reimbursed by the Indemnifying Party to the Indemnified Party); and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this
ARTICLE XIII the Indemnified Party for the full amount of any Claim or Loss resulting from such claim, proceeding or suit and all related expenses incurred by the Indemnified Party. In no event shall the Indemnifying Party without the prior written consent of the Indemnified Party, settle or comprise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

         If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified

Party to monitor the conduct or settlement of such claim by the Indemnified Party, and the Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such action or suit as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

         (c) So long as the Indemnifying Party is contesting any such claim, suit or proceeding in good faith, the Indemnified Party shall not pay or settle any such claim, proceeding or suit. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, proceeding or suit, PROVIDED that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as a Claim or Loss under this SECTION 13.3(c).

         If the Indemnifying Party shall have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided above, the Indemnified Party, on not less than 30 days' prior written notice to the Indemnifying Party, may make settlement (including payment in full) of such claim and such settlement shall be binding upon the Parties hereto for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Party to contest such claim at the expense of the Indemnifying Party. In such event, the Indemnified Party shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all of the conditions of SECTION 13.3(b). Anything in this SECTION 13.3(c) to the contrary notwithstanding, if the Indemnified Party, in the belief that a claim may materially and adversely affect it other than as a result of money damages or other money payments, advises the Indemnifying Party that it has determined to make settlement of a claim, the Indemnified Party shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this SECTION 13.3(c) for indemnification by the Indemnifying Party.

         Section 13.4 DIRECT CLAIMS. Any claim for indemnity on account of a Claim or Loss made directly by the Indemnified Party against the Indemnifying Party and which does not result from a third party claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 30 business days within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 business-day period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in ARTICLE XIV.

         Section 13.5 ADJUSTMENT OF INDEMNIFIABLE LOSSES. (a) The amount which an Indemnifying Party is required to pay to an Indemnified Party shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnified Party in reduction of the related Claim or Loss. If an Indemnified Party shall have received an Indemnity Payment in respect of a Claim or Loss and shall subsequently actually receive insurance proceeds or the other amounts in respect of such Claim or Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the lesser of (1) the amount of such insurance proceeds or other amounts actually received and (2) the net amount of Indemnity Payments actually received previously. The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (I.E., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

         (b) If any Indemnified Party realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred a Claim or Loss for which such Indemnified Party receives an Indemnity Payment from an Indemnifying Party (or by reason of the receipt of any Indemnity Payment), then such Indemnified Party shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax detriment (taking into account, without limitation, any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnified Party by reason of having incurred a Claim or Loss (or by reason of the receipt of any Indemnity Payment) shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or loss or inclusion in income for such period resulting from such Claim or Loss (or the receipt of any Indemnity Payment or additional amount), as the case may be (without regard to whether such deduction or loss or such inclusion in income results in any actual decrease or increase in Tax liability for such period), by

(ii) the highest applicable marginal Tax rate for such period (PROVIDED, HOWEVER, that the amount of any Tax benefit attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this SECTION 13.5(b) with respect to a Tax benefit or Tax detriment realized by an Indemnified Party in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the Party filing such return.

         (c) In the event that an Indemnity Payment shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined in accordance with the following rules:

         (i) with respect to a Claim or Loss arising from payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the Foreign Exchange Rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

         (ii) with respect to a Claim or Loss covered by insurance, the Foreign Exchange Rate for such currency shall be the Foreign Exchange Rate employed by the insurance company providing such insurance in settling such Claim or Loss with the Indemnifying Party; and

         (iii)  with respect to a Claim or Loss not covered by clause (i) or
    (ii) above, the Foreign Exchange Rate for such currency shall be determined as of the date that notice of the claim with respect to such Claim or Loss shall be given to the Indemnified Party.

         Section 13.6  CONTRIBUTION.  If the indemnification provided for in
SECTION 13.2 is unavailable to an Indemnified Party in respect of any Claim or Loss arising out of or related to information contained in the Registration Statement or the Information Statement, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or Loss in such proportion as is appropriate to reflect the relative fault of Allegiance or the Allegiance Indemnified Parties (an "Allegiance Party"), on the one hand, or Baxter or the Baxter Indemnified Parties (a "Baxter Party"), on the other hand, in connection with the statements or omissions which resulted in such Claim or Loss. The relative fault of any Allegiance Party, on the one hand, and of any Baxter Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the omission or alleged omission of a material fact relates to information about or supplied by the Allegiance Business or an Allegiance Party, on the one hand, or about or by the Retained Business or a Baxter Party, on the other hand.

         Section 13.7 NO THIRD PARTY BENEFICIARIES. Except to the extent expressly provided otherwise in this ARTICLE XIII, the indemnification provided for in this Agreement, the Tax Sharing Agreement or any Operating Agreement shall not inure to the benefit of any third party or parties and shall not relieve any insurer or other third party who would otherwise be obligated to pay any claim or the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto, and each Party agrees to waive such rights against the other to the fullest extent permitted.

         Section 13.8 RELEASE OF PRE-DIVESTITURE LIABILITIES. Each of Baxter and Allegiance does hereby for itself, its Affiliates, successors and assigns, remise, release and forever discharge each other Party, its Affiliates, successors and assigns and all Persons who at any time prior to the Spin-Off Date have been shareholders, directors, officers, agents or employees of any such other Party or Affiliate, their heirs, executors, administrators and assigns, any and all claims, debts, demands, actions, causes of action, suits, sum or sums of money, accounts, reckonings, bonds, specialties, indemnities, exonerations, covenants, contracts, controversies, agreements, obligations, promises, doings, omissions, variances, damages, executions and liabilities whatsoever, both at law and in equity, arising from any events in the ordinary course of business on or prior to the Spin-Off Date and relating to the operations of the Retained Business or the Allegiance Business, including the transactions and all other activities to implement the Spin-Off (each of the foregoing being hereinafter referred to as a "liability"), PROVIDED, HOWEVER, that nothing in this SECTION 13.8 shall release (a) any Party from (i) any liability, contingent or otherwise, transferred, assigned or allocated and assumed, or retained in accordance with this Agreement, the Tax Sharing Agreement or any Operating Agreement, or (ii) any liability provided in or resulting from this Agreement, the Tax Sharing Agreement, any Operating Agreement or any agreement between any of Baxter and its Subsidiaries, on the one hand, and Allegiance and its Subsidiaries, on the other hand, not terminated pursuant to the Spin-Off or any other agreement between any of the Parties entered into in contemplation that such agreement would remain in effect after the Spin-Off, or (b) any Party from any liability for unpaid amounts for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used by it in the ordinary course of business prior to the Spin-Off Date, or (c) any Party from any liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done at one Party's request or done on such Party's behalf, or (d) any Party from any liability the release of which would result in the release of any party other than a Person released pursuant to this SECTION 13.8.


                           ARTICLE XIV.  DISPUTE RESOLUTION

         Section 14.1 ESCALATION. The Parties agree that they will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the controversy. Subject to the provisions set forth in SECTION 7.7, prior to taking action as provided in SECTION 14.2, the Parties first shall submit such claim or controversy to an appropriate corporate officer of each Party for resolution, and if such corporate officers are unable to resolve such claim or controversy, either Party may request that their respective chief executive officers, or their respective delegees, attempt to resolve the dispute. The officers or delegees to whom any such claim or controversy is submitted shall attempt to resolve the dispute through good faith negotiations over a reasonable period, not to exceed 30 days in the aggregate unless otherwise agreed. Such 30 day period shall be deemed to commence on the date of a notice from either Party describing the particular claim or controversy. If any claim or controversy relates to invoiced services and products, a late payment fee equal to 1% per month will accrue on all outstanding balances. The late payment fee shall accrue from date when such services and products are due for payment until the time when such payment is actually made or settled upon resolution of the dispute.

         Section 14.2  ARBITRATION.  Subject to the provisions set forth in
SECTION 7.7, any dispute that is not resolved by negotiations pursuant to
SECTION 14.1 will, upon the written request of either Party, be resolved by binding arbitration conducted in accordance with the Rules of the CPR Institute for Dispute Resolution by a sole arbitrator who is a former federal judge or other mutually agreed upon individual. Such arbitrator shall set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure) that would be applied by a federal court sitting in Illinois. The arbitration shall take place in Lake County, Illinois. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 and the Patent Arbitration Act, 35 U.S.C. Section 294. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. Where this Agreement provides for future agreement by the parties, failure to reach such agreement shall not constitute a dispute subject to the provisions of this SECTION 14.2 except as expressly provided otherwise.

         Section 14.3  INJUNCTIVE RELIEF.  Nothing contained in this ARTICLE
XIV shall prevent either Party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one Party or to others. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either Party's right to assert any claim or defense.


                        ARTICLE XV.  MISCELLANEOUS PROVISIONS

         Section 15.1 ENTIRE AGREEMENT. This Agreement, the Tax Sharing Agreement, the Operating Agreements and the Conveyancing Instruments constitute the only agreements between the Parties with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein or therein.

         Section 15.2 CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Illinois. Any lawsuit arising from or related to this Agreement shall only be brought in the United States District Court for the Northern District of Illinois or the Circuit Court of Lake County, Illinois. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Illinois law.

         Section 15.3 AMENDMENT; WAIVER. No amendment or modification of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The waiver by either Party of any particular default by the other Party shall not affect or impair the rights of the Party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either Party to exercise any right arising from any default by the other affect or impair any rights which the nondefaulting Party may have with respect to the same or any future default.

         Section 15.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective in such jurisdiction to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions or the enforceability of this Agreement.

         Section 15.5 COUNTERPARTS. For convenience of the Parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

         Section 15.6 RECORDS RETENTION. Each Party will retain all information obtained or created in the course of performance hereunder in accordance with the records retention guidelines of the other Party existing from time to time; PROVIDED, HOWEVER, that such information shall be retained for a period of at least ten years following the date hereof. Each Party has advised the other of its respective guidelines as in effect on the Spin-Off Date and will advise the other Party of any subsequent changes therein. Each Party shall provide 30 days' prior notice to the other Party before destroying any such information. The provisions of this SECTION 15.6 shall not prejudice the rights or alter the obligations of the Parties under the Tax Sharing Agreement or any of the Operating Agreements with respect to records retention.

         Section 15.7  BENEFICIARIES.  Except for the provisions of SECTIONS
12.3 and 13.2 hereof, this Agreement is solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement shall obligate Baxter, Allegiance or any of their respective direct or indirect Subsidiaries to assist any Allegiance Employee to enforce any rights such employee may have with respect to any of the employee benefits described in this Agreement.

         Section 15.8 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, facsimile or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Baxter:

              Baxter International Inc.
              One Deerfield Parkway
              Deerfield, IL  60015
              Attention:  General Counsel
              Facsimile:  (847) 948-4000


         If to Allegiance:

              Allegiance Corporation
              1430 Waukegan Road
              McGaw Park, IL  60085
              Attention:  General Counsel
              Facsimile:  (847) 689-6812

         Section 15.9 TERMINATION. Notwithstanding any provision hereof, this Agreement may be terminated and the Spin-Off abandoned at any time prior to the Spin-Off Date by and in the sole discretion of the Board of Directors of Baxter without the approval of any Person. In the event of such termination, no Party shall have any liability to any Person by reason of this Agreement, except that Baxter shall be liable for any costs and expenses, including attorneys' fees, incurred by Allegiance or its Subsidiaries prior to or arising out of such termination.

         Section 15.10 PERFORMANCE. Each Party shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.


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

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first above written.


                        BAXTER INTERNATIONAL INC.



                        By:
                           --------------------------------------
                             Vernon R. Loucks Jr.
                             Chairman and Chief Executive Officer




                        ALLEGIANCE CORPORATION



                        By:
                           --------------------------------------
                             Lester B. Knight
                             Chairman and Chief Executive Officer

                                      EXHIBIT A


                               THE TRANSFERRED BUSINESS



         The marketing, sales and distribution of healthcare, surgical, patient-care and clinical laboratory products for various manufacturers to hospitals and non-hospital customers in the United States, including without limitation Hospital Supply/Scientific Products, Hospitex, network sales and support services and specialized distribution (the "Distribution Business").

         The research, development, testing and manufacture of surgical and medical products of the type manufactured by the following Baxter business units: Converters/Custom Sterile, Respiratory, Gloves, Medi-Vac, Special Procedures, Thermal, V. Mueller and Urology (the "Surgical Business").

         Health care cost-containment and management programs for medical and related supplies and services, including without limitation ValueLink-Registered Trademark- services, risk sharing, PBDS Service, sterile processing, textile cost management and clinical consulting (the "Cost Management Business").

         The Surgical Business, the Cost Management Business and the Distribution Business shall be known as the "Transferred Business."

                                      EXHIBIT B


                                 TRANSFERRED SERVICES



         The services provided by Allegiance or its Subsidiaries under the agreements listed as items A1, A2 and A3 in EXHIBIT D hereto.

                                      EXHIBIT C


                               TRANSFERRED SUBSIDIARIES



Alco, Inc.

Eurovac Ltd.

Euromedical Industries Senderihan Berhad

Cirmex de Chihuahua S.A. de C.V.

Cirpro de Delicios S.A. de C.V.

Convertors de Mexico S.A. de C.V.

Quiroproductos de Cuauhtemoc S.A. de C.V.

Productos Urologos de Mexico S.A. de C.V.

Allegiance Healthcare Sdn. Bhd.

Allegiance Sante , S.A.

Allegiance Healthcare Deutschland Gmbh

Allegiance Healthcare Canada Inc.

Allegiance Healthcare Corporation

Allegiance Healthcare International Inc.

                                      EXHIBIT D

                                 OPERATING AGREEMENTS


I.  SERVICES AGREEMENTS

    A.  ALLEGIANCE PROVIDED SERVICES

         1.   Administrative Services Agreement (Albuquerque U.S.)

         2.   Communication and Information Services Agreement

    B.  BAXTER PROVIDED SERVICES

         1.   Transition Services Agreement (U.S.)

         2.   Transition Services Agreement (International)

         3.   Research and Development Agreement

         4.   Information Services Agreement

    C.  INTERNATIONAL SERVICES

         1.   France Services Agreement

         2.   Germany Services Agreement

         3.   Administrative Services Agreement (Albuquerque Canada)

         4.   Malta Services Agreement


II. DISTRIBUTION AGREEMENTS

    A.  DOMESTIC DISTRIBUTION AGREEMENTS

         1.   Agency, Services and Distribution Agreement (IV Systems)

         2.   Agency, Services and Distribution Agreement (Renal)

         3.   Services and Distribution Agreement (CVG)

         4.   Agency, Services and Distribution Agreement (Biotech)

         5.   Sales Services Agreement (Flip)

         6.   Replenishment Center Distribution Agreement

         7.   Agency Model Fixed Fee Cost Management Letter

         8.   Replenishment Center Letter Agreement

    B.  INTERNATIONAL DISTRIBUTION AGREEMENTS

         1.   International Distribution Agreement (Distribution)

         2.   International Distribution Agreement ("Profit Split")

         3.   International Distribution Agreement (France)

         4.   International Distribution Agreement (Germany)

         5.   International Distribution Agreement (Canada)

         6.   International Sales Promotion Agreement (France)

         7.   International Sales Promotion Agreement (Germany)

    C.  OPERATING AGREEMENT:  CANADA


III. CONTRACT MANUFACTURING AGREEMENTS

         1. Manufacturing Agreement (Baxter Manufactured Products/Baxter Owned Specifications-Domestic)

         2. Manufacturing Agreement (Baxter Manufactured Products/Allegiance Owned Specifications-Domestic)

         3.   Manufacturing Agreement (Allegiance Manufactured
              Products/Allegiance Owned Specifications)

         4. Manufacturing Agreement (Allegiance Manufactured Products/Baxter Owned Specifications)

         5. Manufacturing Agreement (Baxter Manufactured Products/Allegiance Owned Specifications-Puerto Rico)

         6. Manufacturing Agreement (Baxter Manufactured Products/Allegiance Owned Specifications-Moscow)


IV. LEASES

         1.   Sublease by BHC to AHC of space at Lake-Cook Road facility.

         2.   Sublease by AHC to BHC of space in Romulus, Michigan facility.

         3.   Lease by AHC to BHC of Building R in McGaw Park.

         4. Lease by BHC to AHC of 17111 Red Hill Avenue, Irvine, California (leased premises to be transferred to AHC upon municipal approval of subdivision).

                                      EXHIBIT E


                                TAX SHARING AGREEMENT



                                    See attached.

                                      EXHIBIT F


                             JUNE 30, 1996 BALANCE SHEET



                                    See attached.

                                      EXHIBIT G


                      CERTIFICATE OF INCORPORATION OF ALLEGIANCE



                                    See attached.

                                      EXHIBIT H


                                BY-LAWS OF ALLEGIANCE



                                    See attached.

                                      EXHIBIT I


                              ALLEGIANCE PREFERRED SHARE
                                 PURCHASE RIGHTS PLAN



                                    See attached.

                                      EXHIBIT J


                            ALLEGIANCE BOARD OF DIRECTORS



                                   Kenneth D. Bloem
                                  Silas S. Cathcart
                                 Connie Curran, Ph.D.
                                   Joseph F. Damico
                                   Arthur F. Golden
                                  David W. Grainger
                                   Lester B. Knight
                                Michael D. O'Halleran

ANNEX A

                        GLOBE BUILDING MATERIALS, INC.
                        "Miscellaneous" Stockholders


                                 Common Stock                   Preferred Stock
                                 ------------                   ---------------

Steven Shipley               75 shares   (3%)

Rodney Pensinger             12 shares   (Greater than 1%)

George Stinson               34 shares   (1%)

Jacob Pollock                41 shares   (2%)

John McMahon                 6  shares   (Greater than 1%)

James Strain                 18 shares   (1%)                   5,748 shares (23.5%)

Kim and Mary Angelo          16 shares   (1%)

John Kinsella                2  shares   (Greater than 1%)

Michael Ferguson             5  shares   (Greater than 1%)

Roger Ferguson                                                  1,534 shares (6.3%)

Greg Feldman                 34 shares   (1%)

North Atlantic Life          17 shares   (1%)                   2,199 shares (9.0%)
Insurance Company of
America

Northwest National           48 shares   (2%)                   4,398 shares (18.0%)
Life Insurance
Company

Northern Life               28 shares   (1%)                   3,665 shares (15.0%)
Insurance Co.

Northwest National           18 shares   (1%)                   4,398 shares (18.0%)
Life Insurance Co.
(#5)

Martin Bernstein             9  shares   (Greater than 1%)

Nathan Bernstein             9  shares   (Greater than 1%)

Janet Kirschner              1  share    (Greater than 1%)      236 shares  (1.0%)

Ben Reid                     1  share    (Greater than 1%)

Thomas Clarke                119 shares  (5%)

George Kunath
                             -----------------                  ---------------------
                             491 shares  (20%)                  22,178 shares (90.8%)


ANNEX B

                        GLOBE BUILDING MATERIALS, INC.
                        "Miscellaneous" Stockholders

                              Class A (Nonvoting)
                                 Common Stock                     Preferred Stock
                                 ------------                     ---------------

Phillip Roman                177 shares (6.7%)

Thomas Clarke                260 shares (9.9%)

Steven Shipley               173 shares (6.6%)

Rodney Pensinger             60 shares  (2.3%)

Rodney Ruess                 60 shares  (2.3%)

PJR Associates                                                  1,684.44 shares (38.5%)
Defined Benefit
Plan No. 1

Karen Roman IRS                                                 1,684.44 shares (38.5%)
                             ------------------                 -----------------------
                             730 shares (27.8%)                 3,368.88 shares (77.0%)


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